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SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PROTECTION ONE, INC. (Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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                      May 15, 2008

Dear Stockholder:

        I cordially invite you to the 2008 annual meeting of stockholders of Protection One, Inc. The meeting this year is at 10:00 A.M., Central Daylight Saving Time, on Wednesday, June 4, 2008 at the offices of Protection One, Inc., 4221 W. John Carpenter Freeway, Irving, Texas 75063. The attached notice of annual meeting and Information Statement describes the items currently anticipated to be acted upon by stockholders at the annual meeting. Affiliates of Quadrangle Group LLC and Monarch Alternative Capital LP own approximately 70% of our Common Stock as of April 23, 2008 and we have been informed that these affiliates intend to cast the votes of all of their outstanding shares for the election of the nominees identified in the attached Information Statement and for the adoption of the Protection One, Inc. 2008 Long-Term Incentive Plan. Accordingly, please note that no proxies will be solicited by the Board of Directors in connection with the meeting.

        One of the purposes of the Information Statement is to give you important information regarding Protection One's Board of Directors, executive management and the proposed 2008 Long-Term Incentive Plan. We urge you to read the Information Statement carefully.

        On behalf of the management and directors of Protection One, Inc., I want to thank you for your continued support and confidence in Protection One. We look forward to seeing you at the 2008 annual meeting.

                      Sincerely,

                      RICHARD GINSBURG
                      President and Chief Executive Officer

PROTECTION ONE, INC.
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	10:00 A.M., Central Daylight Saving Time, on Wednesday, June 4, 2008
Place:	Protection One, Inc. 4221 W. John Carpenter Freeway Irving, Texas 75063
Purpose:	•	To elect nine directors to serve for a term of one year;
	•	To approve the Protection One, Inc. 2008 Long-Term Incentive Plan; and
	•	To conduct business properly raised before the meeting and any adjournment or postponement of the meeting
Record Date:
The Special Record and Meeting Date Committee of the Board of Directors has fixed the close of business on May 8, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for examination at the annual meeting and at 4221 W. John Carpenter Freeway, Irving, Texas 75063 for ten days before the annual meeting between 9 A.M. and 5 P.M. Central Daylight Savings Time. Persons will be admitted to the meeting upon verification of their shareholdings in Protection One. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 8, 2008, the record date for voting.

                      By order of the Board of Directors,

                      J. ERIC GRIFFIN
                      Corporate Secretary

PROTECTION ONE, INC.
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044

INFORMATION STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

General

        This Information Statement is being distributed in connection with the 2008 annual meeting of stockholders of Protection One, Inc. ("Protection One," "company," "Company," "we," "our," "us" or other words of similar import) to be held at our offices at 4221 W. John Carpenter Freeway, Irving, Texas 75063 on Wednesday, June 4, 2008 at 10:00 A.M. Central Daylight Savings Time.

        Stockholders may attend the annual meeting in person or send a personal representative who may vote such stockholder's shares pursuant to a duly executed proxy in favor of such personal representative.

        Affiliates of Quadrangle Group LLC (the "Quadrangle Stockholders") and affiliates of Monarch Alternative Capital LP (the "Monarch Stockholders" and, together with the Quadrangle Stockholders, the "Principal Stockholders") owned approximately 70% of our Common Stock as of April 23, 2008. We have been informed that the Principal Stockholders intend to cast the votes of all of their outstanding shares of Common Stock for the election of the nominees for director named in "Election of Directors," below and for approval of the Protection One, Inc. 2008 Long-Term Incentive Plan discussed in "Approval of the Protection One, Inc. 2008 Long-Term Incentive Plan." Accordingly, the nominees are expected to be elected and the 2008 Long-Term Incentive Plan is expected to be adopted. Your vote is not being solicited in connection with the election of the director nominees or the adoption of the 2008 Long-Term Incentive Plan. Nevertheless, you are welcome to vote at the annual meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

        This Information Statement is being furnished to our stockholders for informational purposes only, and we will bear all of the costs of the preparation and dissemination of this Information Statement. We intend to commence distribution of this Information Statement, together with the notice and any accompanying materials, on or about May 15, 2008.

        Our principal executive offices are located at 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044, and our telephone number is (785) 856-9368.

Voting

        The Special Record and Meeting Date Committee of the Board has selected the close of business on May 8, 2008 (the "Record Date") as the time for determining the holders of record of our Common Stock, par value $0.01 per share ("Common Stock"), entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Shares of our Common Stock outstanding on the record date are the only securities which entitle holders to vote at the annual meeting or any adjournment or postponement thereof. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum.

        On April 23, 2008 there were 25,306,913 shares of our Common Stock outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal. For the election of directors, each stockholder has the right to vote the number of shares he, she, or it owns for as many persons as there are directors to be elected. The directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the nine nominees receiving the highest number of votes will be elected. Assuming the presence of a quorum, the affirmative vote of a majority of the total votes cast on the proposal is required to approve the Protection One, Inc. 2008 Long-Term Incentive Plan. In tabulating the number of votes cast, withheld votes, abstentions and broker non-votes are not included. There is no cumulative voting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        This section includes information referenced in Part III, Item 10, Directors and Executive Officers of the Registrants, of our Annual Report on Form 10-K for the period ended December 31, 2007.

Election of Directors

        Nine directors will be elected at the annual meeting, each of whom is expected to serve until our next annual meeting of stockholders or until his or her successor has been duly elected and qualified. Each nominee has consented to being named as a nominee and to serve, if elected. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more are unable to do so, the Principal Stockholders are expected to vote for substitute nominees selected by our Board.

        In connection with our restructuring in 2005, we entered into a stockholders agreement with the Principal Stockholders. The stockholders agreement was amended on April 2, 2007. The stockholders agreement, as amended, contains certain agreements with respect to our corporate governance, including, but not limited to, the composition of our Board of Directors. In addition, under the Agreement and Plan of Merger dated December 20, 2006 by and between Protection One, Tara Acquisition Corp. and Integrated Alarm Services Group, Inc. ("IASG") (the "Merger Agreement"), pursuant to which IASG was merged into one of our wholly-owned subsidiaries (which we refer to as the IASG merger), we agreed to take all requisite action to ensure that Raymond C. Kubacki and Arlene M. Yocum, both former IASG directors, would serve as members of our Board for a period of not less than two years from April 2, 2007. On April 2, 2007, Mr. Kubacki and Ms. Yocum were appointed to our Board. In the event that either Mr. Kubacki or Ms. Yocum is incapable of or elects not to serve on our Board, or is removed for cause, the other may appoint the successor. The amended and restated stockholders agreement provides that the parties thereto and the company will use their reasonable best efforts to cause our Board of Directors to consist of nine members, comprised as follows:

  •
  three members designated by POI Acquisition, L.L.C. (provided that for so long as POI Acquisition L.L.C. owns at least 40% of our Common Stock, it shall have the right to cause our Board of Directors to be increased by two directors and to designate such directors);

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  two members designated by Monarch Alternative Capital;

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  Mr. Kubacki and Ms. Yocum or their successors nominated and appointed in accordance with the Merger Agreement for a period of not less than two years from April 2, 2007;

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  our President and Chief Executive Officer, Richard Ginsburg; and

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  one other independent director selected by a majority of the other directors.

The nominees for director this year are:

Name	Age	Background
Richard Ginsburg	39	Mr. Ginsburg has served as our director and Chief Executive Officer since April 2001 and President since July 2001. Mr. Ginsburg holds as BS in communications from the University of Miami. He was a founder of Guardian International, a security monitoring company, and served as its President and Chief Executive Officer from August 1996 to April 2001.

Raymond C. Kubacki	63	Mr. Kubacki has served as our director since the IASG merger in April 2007. Mr. Kubacki served as a director of IASG from June 2004 until the IASG merger and was a member of IASG's audit, independent, compensation and governance and nominating committees. Mr. Kubacki has served as President and Chief Executive Officer of Psychemedics Corporation, a biotechnology company with a proprietary drug test product, since July 1991. He has also served as Chairman of the Board of Directors of Psychemedics since November 2003. Prior to joining Psychemedics, he held senior management positions in marketing and operations with Reliance Electric Company and ACME Cleveland Corporation and was an investment officer for Massachusetts Investors Trust, a major mutual fund investment management company. He is also a trustee for the Center for Excellence in Education based in Washington, D.C. Mr. Kubacki received his BA and MBA from Harvard University.
Robert J. McGuire	71	Mr. McGuire has served as our director since March 2005. Mr. McGuire holds an LL.M. from New York University Law School, a JD from Saint John's University Law School and a BA from Iona College. Mr. McGuire is an attorney and consultant with offices in New York City. Mr. McGuire is a former Assistant United States Attorney and a former New York City Police Commissioner. He is a former Chairman and Chief Executive of Pinkerton's Inc. and former President of Kroll Associates, Inc. Mr. McGuire serves on the Boards of Julius Baer Investment Funds, Mutual of America Life Insurance Company, and Six Flags, Inc.
Henry Ormond	35	Mr. Ormond has served as our director since April 2006 as a Quadrangle designee. He is a Principal of Quadrangle Group LLC, an affiliate of the Quadrangle Stockholders. Mr. Ormond holds an MBA from Harvard Business School and an M.Eng. from Oxford University. Prior to joining Quadrangle in 2001, Mr. Ormond was a member of the private equity group at Whitney & Co., and was previously an investment banker with Morgan Stanley. Mr. Ormond also serves on the Board of NTELOS Holdings Corp.
Steven Rattner	55	Mr. Rattner has served as our director since February 2005 as a Quadrangle designee. He is a Managing Principal of Quadrangle Group LLC, an affiliate of the Quadrangle Stockholders. Mr. Rattner holds a BA in economics from Brown University. Prior to founding Quadrangle in 2000, Mr. Rattner was Deputy Chairman and Deputy Chief Executive Officer of Lazard Freres & Co. and was a Managing Director at Morgan Stanley. Mr. Rattner serves on the Board of IAC/InterActiveCorp., as well as a number of private companies.

Thomas J. Russo	66	Mr. Russo has served as our director since April 2007 as a Monarch designee. Mr. Russo is a partner and president of Aquidnick, a hotel and restaurant management company. Mr. Russo has 30 years of management experience in domestic and international operations of foodservice, lodging and consumer goods companies. Mr. Russo holds a BS degree from Fordham University and a degree of Doctor of Business Administration in Foodservice Management from Johnson and Wales University. Mr. Russo is Vice Chairman of Leadership Roundtable and past Chairman of the Massachusetts Restaurant Association. He serves on the Boards of the National Restaurant Association and Oneida Ltd.
Edward Sippel	35	Mr. Sippel was appointed to our Board as a Quadrangle designee in April 2008. Mr. Sippel is a Managing Principal of Quadrangle Group LLC, an affiliate of the Quadrangle Stockholders. Mr. Sippel holds a BA degree from Georgetown University. Prior to joining Quadrangle in 2007, Mr. Sippel was a Managing Director and Partner at TVG Capital Partners, a private equity firm based in Hong Kong. Prior to joining TVG Capital Partners, Mr. Sippel was with the Asian Infrastructure Fund in Hong Kong and Morgan Stanley's Global Communications Group in New York.
Michael Weinstock	47	Mr. Weinstock has served as our director since February 2005 as a Monarch designee. He is Managing Principal of Monarch Alternative Capital LP, an affiliate of the Monarch Stockholders. Mr. Weinstock holds a BS in economics from the Wharton School of the University of Pennsylvania and an MBA from Harvard Business School. Prior to joining Monarch's predecessor in 2002, Mr. Weinstock was a Managing Director of Lazard Freres & Co. and was an investment banker with Salomon Brothers and Goldman Sachs.
Arlene M. Yocum	50	Ms. Yocum has served as our director since the IASG merger in April 2007. Ms. Yocum served as director of IASG from October 2005 until the IASG merger and was the chairperson of both the governance and nominating committee and the independent director committee. Ms. Yocum has served as Executive Vice President, Managing Executive of PNC Advisors, Wealth Management and Institutional Investment Groups since 2003. From 2000 to 2003 Ms. Yocum was an Executive Vice President of the Institutional Investment Group of PNC Advisors. From 1993 to 2000, Ms. Yocum held management and executive positions with PNC Advisors. Ms. Yocum is a Trustee and Vice President of the Philadelphia Community College foundation and a member of the American Bankers Association Wealth Management and Trust Conference Board.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Compensation of Directors

        During 2007, our non-employee directors received compensation for their services as set forth in the table below. Directors who are our employees do not receive additional compensation for their services as directors. As such, Mr. Ginsburg received no compensation for his services as a director. Prior to the IASG merger in April 2007, the members of our Board designated by our Principal Stockholders did not receive compensation for their services. As discussed in "Certain Relationships and Related Transactions—Principal Stockholders Management Agreements" below, prior to the IASG merger we paid the Principal Stockholders a management fee. The Principal Stockholders management agreements were terminated in connection with the IASG merger in April 2007. Upon termination of the Principal Stockholders management agreements, the members of our Board of Directors who are affiliated with the Principal Stockholders began receiving cash compensation for their services as members of our Board of Directors equal to that provided to our independent directors.

Director Compensation for 2007

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Raymond C. Kubacki	37,500		10,937	(1)	—	—	—	—	48,437
Robert J. McGuire	73,125		19,002	(2)	—	—	—	—	92,127
Henry Ormond	23,750	(3)	—		—	—	—	—	23,750
Steven Rattner	20,000	(3)	—		—	—	—	—	20,000
Thomas J. Russo	30,000		10,937	(1)	—	—	—	—	40,937
David A. Tanner(5)	63,125		10,937	(1)	—	—	—	—	74,062
Michael Weinstock	20,000	(4)	—		—	—	—	—	20,000
Arlene M. Yocum	30,000		10,937	(1)	—	—	—	—	40,937

(1)
"Stock Awards" represents the amortization under FAS 123R of a Restricted Stock Units (RSUs) award in 2007. In 2007, each independent director received an initial grant of $40,000 of RSUs and an annual grant of $65,000 of RSUs, one quarter of which vests on the grant date in each of the 4 years following the grant. The 2007 grants were made as of August 23, 2007 when the stock price was $12.94 per share. Mr. Kubacki, Mr. McGuire, Mr. Russo, Mr. Tanner and Ms. Yocum were each granted 8,114 RSUs, of which none had vested as of December 31, 2007, and the fair market value of each such director's RSUs on the date of grant was $104,995. Mr. Tanner's RSUs, none of which had vested, terminated upon his resignation on April 15, 2008.

(2)
"Stock Awards" represents the amortization under FAS 123R of a Restricted Stock Units (RSUs) award in 2007 as described in (1) above, an award in 2005 for 2,000 shares of our Common Stock and an award in 2006 for 1,000 shares of our Common Stock each of which vests ratably over 4 years from grant date. As of December 31, 2007, Mr. McGuire holds 750 vested RSUs and 1,750 unvested RSUs related to the 2006 and 2005 awards. A total of 500 shares have been issued to Mr. McGuire in exchange for vested RSUs.

(3)
Director compensation was paid to Quadrangle. Mr. Ormond and Mr. Rattner received no direct compensation from us for their services as our directors.

(4)
Director compensation was paid to Monarch Alternative Capital. Mr. Weinstock received no direct compensation from us for his services as our director.

(5)
Mr. Tanner resigned from the Board on April 15, 2008. None of the RSUs issued to Mr. Tanner had vested and, therefore, all were forfeited upon his resignation.

Director Compensation

        For meetings held from January 1, 2007 through April 2, 2007, only our independent directors were compensated for services as a director. As such, the compensation plan for Mr. McGuire and Mr. Tanner was as follows:

Annual retainer	$25,000
Annual retainer for Audit Chair	$20,000
Annual retainer for Chair of other Committees	$7,500
Annual retainer for Committee Member	$5,000
Attendance fee for each meeting date	$2,500
Attendance fee for each telephonic meeting	$1,250
Attendance fee for each in-person committee meeting	$2,500
Attendance fee for each telephonic committee meeting	$1,250
Annual equity award: Restricted Share Units in first year of service	2,000
Annual equity award: Restricted Share Units in subsequent years of service	1,000

        For service since the IASG merger and the termination of the Principal Stockholders Management Agreements, all of our directors, except those who are our employees, receive compensation in accordance with a compensation plan that was approved by the Board after the IASG merger and was given effect since the date of the IASG merger. Following is the compensation plan for service as a non-employee director subsequent to April 2, 2007:

Annual retainer	$40,000
Annual retainer for Audit Chair	$25,000
Annual retainer for Compensation Chair	$15,000
Annual retainer for Audit Committee Member	$10,000
Annual retainer for Compensation Committee Member	$7,500
Attendance fee for board and committee meeting dates	eliminated
Initial equity award: value of initial grant of Restricted Share Units to a new member(1)	$40,000
Annual equity award: value of Restricted Share Units(1)	$65,000

    (1)
    Restricted Share Units were granted only to the independent members of our Board.

Director Independence

        Because the Principal Stockholders own approximately 70% of our Common Stock, we qualify as a "controlled company" based upon the criteria set forth in the Marketplace Rules of The Nasdaq Stock Market (the "Nasdaq Marketplace Rules"). As a result, we are not required to have, among other things, a majority of our Board of Directors comprised of independent directors, nor are we required to have a compensation committee or nominating committee consisting solely of independent directors. Currently, Mr. Kubacki, Mr. McGuire, Mr. Russo and Ms. Yocum qualify as independent under the Nasdaq Marketplace Rules. Furthermore, Mr. McGuire, Mr. Kubacki and Ms. Yocum, members of the Audit Committee, also qualify as independent based upon the criteria set forth in Section 10A(m)(3) under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Ormond, Mr. Rattner and Mr. Sippel are not "independent" under the Nasdaq Marketplace Rules due to their respective affiliations with the Quadrangle Stockholders. Mr. Weinstock is not "independent" under the Nasdaq Marketplace Rules due to his affiliation with the Monarch Stockholders. Mr. Ginsburg is not independent under the Nasdaq Marketplace Rules because he is our Chief Executive Officer.

Board Meetings and Committees of the Board of Directors

        Our Board met seven times during 2007. All directors attended at least 75% of the total number of Board and committee meetings held while they served as a director or member of a committee. Our directors are encouraged, but not required, to attend our annual meetings, either in person or telephonically. Mr. Ginsburg was the only director present at the 2007 annual meeting.

        The Board has a standing Audit Committee and a standing Compensation Committee. Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee. The charters are available on our website at www.protectionone.com and in print to stockholders upon request submitted to our principal executive offices. These committees are described below.

        The Board does not have a standing Nominating Committee. The Board is of the view that it is appropriate for us not to have such a committee because the stockholders agreement with the Principal Stockholders and the Merger Agreement, which are described above in "Election of Directors," specify how our Board will be configured. If and when it becomes necessary to nominate or appoint a new member to the Board, subject to the terms of the Merger Agreement, all members will have input into the nomination or appointment, as applicable.

Audit Committee; Financial Expert

        The Audit Committee has responsibility for the appointment, compensation, termination and oversight of the work of our independent auditors. The Audit Committee oversees the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accountants' qualifications and independence and the performance of our internal audit function.

        Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

        During 2007 members of the Audit Committee were Mr. McGuire (chair), Mr. Kubacki, Mr. Tanner and Mr. Ormond. Effective April 17, 2007, Mr. Ormond resigned from the committee and was replaced by Mr. Kubacki. Since joining the Board in March 2005, Mr. McGuire has served as the Audit Committee Chairman. For 2007, the Board of Directors had determined that Mr. Tanner met the Securities and Exchange Commission criteria for an "audit committee financial expert." Mr. Tanner's qualifications included extensive experience in the investment and financial industries, including his tenure as a Managing Director at Lazard Freres & Co., co-head of Lazard Capital Partners, Managing Principal of Quadrangle and his current position as Executive Vice President of Continental Grain Company. Subsequent to Mr. Tanner's resignation from the Board on April 15, 2008, Ms. Yocum was appointed to the Audit Committee. The Board has determined that Mr. Kubacki meets the Securities and Exchange Commission criteria for an "audit committee financial expert." Mr. Kubacki's qualifications include experience in evaluating financial information in his current position as President and Chief Executive Officer of Psychemedics Corporation, which is a public company whose common stock is listed on the American Stock Exchange, and in his former position as an investment officer with Massachusetts Investors Trust, a mutual fund investment management company.

Compensation Committee

        The Compensation Committee establishes the salaries and bonuses for our executive officers and reviews and makes recommendations to the Board regarding our compensation and benefit plans. Current members of the Compensation Committee are Mr. McGuire and Mr. Ormond. Prior to his resignation on April 15, 2008, Mr. Tanner served as chairman of the Compensation Committee. As described under "Director Independence," because we are a "controlled company" under the marketplace rules of The Nasdaq Stock Market, we are not required to have a compensation committee comprised entirely of independent members. The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee, including to a subcommittee consisting entirely of directors who are deemed to be non-employee directors and outside directors for purposes of potentially applicable securities regulations and tax regulations, respectively.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Members of the Compensation Committee during 2007 are set forth above. During 2007, no Compensation Committee member was an officer or employee of ours or our subsidiaries, or formerly an officer, nor had any relationship otherwise requiring disclosure under the rules of the Securities and Exchange Commission, except as described under "Certain Relationships and Related Transactions" as a result of Mr. Ormond's affiliation with Quadrangle Group LLC and Mr. Tanner's affiliation with Arlon Group. None of our executive officers served as a member of the Compensation Committee or as a director of any company where an executive officer of that company is a member of our Compensation Committee. The members of the Compensation Committee thus do not have any compensation committee interlocks or insider participation. Certain relationships and related transactions that may indirectly involve our Board members are reported below.

Family Relationships

        There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

        None of our directors, executive officers or holders of over 5% of our Common Stock are a party adverse to us or any of our subsidiaries in any material legal proceedings.

Communication with Directors

        Stockholders may send communications to our directors as a group or individually, c/o the Corporate Secretary at 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044. Stockholder communications will be reviewed by the Corporate Secretary for relevance to our business and then appropriate communications will be forwarded to the intended director(s).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        This section includes information referenced in Part III, Item 10, Directors and Executive Officers of the Registrants, Item 11, Executive Compensation and Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, of our Annual Report on Form 10-K for the period ended December 31, 2007.

Executive Compensation

        The individuals who served as our Chief Executive Officer and Chief Financial Officer during 2007, as well as our three other most highly compensated executive officers, are referred to as the "named executive officers." These individuals are listed in the Summary Compensation Table below.

The following compensation discussion and analysis, executive compensation tables and related narrative describe the compensation awarded to, earned by or paid to the named executive officers for services provided to us in 2007, their outstanding equity awards at the end of 2007 and their compensatory arrangements with us.

Compensation Discussion and Analysis

Overview, Philosophy and Objectives of Executive Compensation

        The Compensation Committee of our Board of Directors has authority to establish the salaries, bonuses and equity plan participation levels for the named executive officers. The Compensation Committee also has the authority to review and approve employment agreements, severance arrangements and retirement plans for the named executive officers, to oversee the design and administration of equity-based and incentive compensation plans and otherwise to review and approve our compensation plans. Together with the full Board of Directors, the Compensation Committee evaluates the performance of our Chief Executive Officer and, with input from the Chief Executive Officer, evaluates the performance of our other named executive officers. Our Board of Directors also has the authority to perform the responsibilities and duties of the Compensation Committee.

        We compensate our named executive officers primarily through a combination of base salary, annual bonus and equity compensation. The primary objectives of the Compensation Committee with respect to the compensation of our named executive officers are to attract, motivate and retain talented and dedicated executives, to foster a team orientation toward the achievement of company-wide business objectives and to link the interests of the named executive officers with that of our stockholders. The Compensation Committee's compensation philosophy with respect to the named executive officers includes the following general elements: providing competitive base salaries and annual bonus targets; rewarding achievement of company financial performance objectives as well as individual managerial effectiveness; and emphasizing equity incentives for named executive officers. Participation in our stock option programs has also been extended to certain employees, in addition to certain executive officers, based on their perceived potential to contribute to increasing stockholder value.

Base Salary

        The current minimum base compensation of our named executive officers, other than Ms. Lessner who joined us in 2007, was established in 2004. At that time, our Board of Directors, which was then performing the functions of the Compensation Committee, considered

  •
  our historical operating performance and trends;

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  the need to maintain the continuity and focus of our management team through an impending financial restructuring;

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  our goal of delivering competitive compensation to our management team;

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  the recommendations of a compensation consultant and the competitive compensation data and analyses developed by those compensation consultants; and

  •
  with respect to those executives other than the CEO, the recommendations of the CEO.

        To assist our Board of Directors in evaluating base salaries and bonus opportunities in June 2004, a compensation consultant was selected by our Board and was instructed to ensure that our compensation programs were appropriate to motivate, retain and compensate senior management through an impending financial restructuring. The compensation consultant developed compensation data obtained from surveys of compensation practices for a broad cross-section of companies representing diverse industries, performance, capital structure and competitive challenges. Where possible, the compensation consultant used regression analysis to adjust the data to our revenue size. The current named executive officers' salaries as of June 2004, other than Ms. Lessner's, were found to range from the 46th percentile to the 61st percentile for competitive base salary for their position, and these base salary levels were left unchanged in the employment agreements that the Company subsequently entered into with each of the named executive officers.

        Each of our named executive officers, other than Ms. Lessner, entered into an employment agreement in 2004 which provides that the executive officer will receive a base salary of not less than the amount specified in the employment agreement, and that the base salary is subject to review annually by the Compensation Committee or our Board of Directors. The base salary of each named executive officer, other than Ms. Lessner, remained at the minimum amount required in their respective 2004 employment agreements until the Compensation Committee approved cost-of-living influenced increases to the base salaries of the named executive officers in 2007. In approving these increases, the Compensation Committee considered consumer price index increases since the month in which each named executive officer's base salary had last been increased and, in the case of Mr. Pefanis, Mr. Nevin and Mr. Griffin, the recommendation of the Chief Executive Officer.

        Ms. Lessner was hired as our executive vice president and chief marketing officer in March 2007. We engaged a nationally recognized executive search firm to assist us in identifying candidates and in negotiating employment terms consistent with market requirements for a chief marketing officer for a company with our characteristics following the IASG merger. Ms. Lessner's employment agreement provides an annual base salary of not less than $265,000. The Summary Compensation Table reflects the base salary of each of our named executive officers for 2007.

        The base salary of our named executive officers is intended to provide a competitive base level of pay for the services they provide. We believe that the fixed base annual salary levels of the named executive officers helps us to retain qualified executives and provides a measure of income stability for the named executive officers that may lessen potential pressures to take possibly excessive risks to achieve performance measures under incentive compensation arrangements.

Annual Bonus

        All of our named executive officers are eligible for an annual bonus under our short-term incentive plan or STIP. Through the STIP, certain employees who are viewed as having an opportunity to directly and substantially contribute to achievement of our short-term objectives are selected to participate in the STIP. Approximately forty employees participated in the 2007 STIP.

        Our annual STIP rewards the named executive officers for achieving annual company financial performance objectives and for demonstrating individual leadership. We believe that by providing a positive incentive and annual cash rewards, the STIP plays an integral role in motivating and retaining qualified executives. We also believe that the allocation of base salary and annual incentive compensation opportunity for named executive officers generally represents a reasonable combination of fixed salary compared to variable incentive pay opportunity and reflects our goal of retaining and motivating our named executive officers.

        The 2007 STIP target bonus levels for our named executive officers, other than Ms. Lessner, were equal to the minimum target bonus levels required by their respective employment agreements. These employment agreements were entered into in 2004, following a compensation review by our Board of Directors with the assistance of a compensation consultant with a view toward maintaining competitive target annual cash compensation levels (base salary plus target annual bonuses) that included an adequate combination of fixed and variable pay. These employment agreements require minimum target bonus levels that are equal to the respective executive's target bonus level in 2004. In 2004, the target annual cash bonus as a percentage of base salary for Mr. Ginsburg was determined to be between the 25th percentile and the 50th percentile for competitive target bonuses. The target annual cash bonuses as a percentage of base salary for Mr. Griffin and Mr. Pefanis were equal to the 50th percentile and the 75th percentile, respectively, for competitive target bonuses. Mr. Nevin's target bonus as a percentage of salary was 60% compared to a 75th percentile target bonus as a percentage of salary of 50% for chief financial officers. We believe that the responsibilities of chief financial officers vary. Mr. Nevin had an important role in our successful financial restructuring in 2005 and our subsequent financings and also contributes significantly to strategy development and implementation. As a result of these and other considerations, we believe that the target bonus as a percentage of salary for our Chief Financial Officer is appropriate.

        The compensation consultant's 2004 report indicated that total cash compensation, consisting of base salary plus target bonus, of our current named executive officers, other than Ms. Lessner, ranged from the 46th percentile to the 73rd percentile of competitive target total cash compensation. Our STIP bonus targets for the applicable named executive officers were viewed as being generally competitive in 2004. The STIP bonus targets as a percentage of base salaries for Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin have not been changed from the target percentages in our 2004 STIP.

        On August 23, 2007, we adopted the 2007 Senior Management Short-Term Incentive Plan (the "2007 STIP"). Through the 2007 STIP, certain of our senior managers and officers who have the opportunity to directly and substantially contribute to our achievement of short-term objectives are eligible to receive short-term incentive compensation. The annual incentive target awards for our senior managers and officers range from 15% to 60% of base salary.

        Under the 2007 STIP, Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Ms. Lessner had an incentive target of 60% of their base salaries, with any bonus payable to Ms. Lessner being pro-rated to reflect her March 8, 2007 employment start date. The respective employment agreements of Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Ms. Lessner require that they participate in a short-term incentive plan each year with a target bonus of not less than 60% of base salary and a potential to earn at least 100% of base salary. Mr. Griffin's incentive target under the 2007 STIP was 40% of his base salary, which is the minimum target bonus required by his employment agreement.

        Actual earned payments under the STIP as a percentage of salary can be greater or less than the target percentage depending on our actual performance measured against the budgeted performance criteria approved by the Compensation Committee and set forth in the STIP. Accordingly, if our performance exceeds budgeted criteria, actual incentive compensation paid under the STIP may exceed the targeted percentage of base compensation. Actual payments pursuant to the portion of the 2007 STIP based on the budgeted performance criteria were capped at twice the targeted amount, regardless of actual performance.

        Under the 2007 STIP:

  •
  50% of the annual incentive target award for the named executive officers was based upon steady state net operating cash flow, as defined in the STIP, which we refer to as the SSNOCF criterion;

  •
  20% of each target award was based on recurring monthly revenue, as defined in the STIP, which we refer to as the RMR criterion; and

  •
  30% of each target award was based on discretionary qualitative criteria, including managerial effectiveness, each as described in the 2007 STIP.

        There would have been no payment under the SSNOCF criterion portion of the 2007 STIP unless we generated steady state net operating cash flow equal to at least 90% of the budgeted figure approved by our Board of Directors. The maximum payment under the SSNOCF criterion portion of the 2007 STIP was two times the amount targeted under the SSNOCF criterion portion of the 2007 STIP. This maximum amount payable under the SSNOCF criterion would have been earned if we generated steady state net operating cash flow equal to at least 110% of the budgeted figure. If steady state net operating cash flow was between 90% and 110% of the budgeted figure, then the payment based on the SSNOCF criterion would be prorated between zero and twice the target amount of bonus based on steady state net operating cash flow.

        There would have been no payment under the RMR criterion portion of the 2007 STIP unless we had ended 2007 with recurring monthly revenue equal to at least 98% of the budgeted figure approved by our Board of Directors. The maximum payment under the RMR criterion portion of the 2007 STIP was two times the amount targeted under the RMR criterion portion of the 2007 STIP. This maximum amount payable under the RMR criterion would have been earned if we had ended 2007 with recurring monthly revenue equal to at least 102% of the budgeted figure. If recurring monthly revenue was between 99% and 101% of the budgeted figure, then the payment based on the RMR criterion would be equal to the target amount under the RMR criterion portion of the 2007 STIP. If the recurring monthly revenue was between 98% and 99% of the budgeted figure, then the payment based on the RMR criterion would be decreased by 10% of the targeted amount for each 0.10% below 99% of the budgeted figure (down to 98% of the budgeted figure). If the recurring monthly revenue was between 101% and 102% of the budgeted figure, then the payment based on the RMR criterion would be increased by 10% of the targeted amount for each 0.10% above 101% of the budgeted figure (up to 102% of the budgeted figure).

        The SSNOCF performance target under the 2007 STIP was $57,462,000. The RMR performance target under the 2007 STIP was $26,737,000. Under the 2007 STIP, payments under the SSNOCF criterion of the STIP were equal to 132% of the target amount and payments under the RMR criterion of the STIP were equal to 100% of the target amount. Payments under the discretionary portion of the 2007 STIP ranged from 80% to 100% of the target amount. In determining the discretionary portion of payments under the 2007 STIP, the Compensation Committee focused on the fact that our named executive officers led the successful acquisition of IASG, managed its subsequent integration, and led the integrated company to achievement of its SSNOCF and RMR targets. The Summary Compensation Table reflects payments under the objective financial portion of the 2007 STIP in the "Non-Equity Incentive Plan Compensation" column and reflects payments under the discretionary portion of the 2007 STIP in the "Bonus" column.

        Under the 2007 STIP, the steady state net operating cash flow for purposes of the SSNOCF criterion was determined as follows:

        Steady state net operating cash flow was intended to reflect an estimate of the cash flow that the business would produce on an annual basis if we were to maintain a constant level of recurring monthly revenue, or RMR, by replacing all RMR lost with new RMR additions. In calculating steady state net operating cash flow, we calculated the steady state operating margin and subtracted (i) the steady state investment needed to replace lost RMR and (ii) maintenance capital expenditures. Steady state operating margin was determined by multiplying RMR as of December 31 by our adjusted monitoring and service operating margin percentage multiplied by twelve. The steady state investment in new subscribers was determined by multiplying ending RMR by our trailing twelve months gross attrition percentage multiplied by our average creation multiple. Our average creation multiple was calculated by dividing the sum of installation and selling costs less installation revenues by RMR additions for the year.

        Under the 2007 STIP, recurring monthly revenue for purposes of the RMR criterion was determined as follows:

        Recurring monthly revenue is a measure of all the monthly revenue we are entitled to receive under contracts with customers in effect at the end of the period. RMR includes amounts billable to customers with past due balances that we believe are collectible.

        Pursuant to the terms of the STIP, the following items were excluded from the calculation under the STIP:

  •
  costs, net of revenues received, resulting from the replacement of retail customer analog cellular alarm monitoring equipment with digital cellular alarm monitoring equipment;

  •
  non-cash stock-based compensation;

  •
  the initial marketed offering and any unbudgeted benefits of the initial marketed offering; and

  •
  changes in working capital.

        Pursuant to the terms of the STIP, unbudgeted increases or reductions in RMR that resulted from the following items were excluded from the calculations under the STIP:

  •
  a billing system conversion;

  •
  a change in estimate; and

  •
  the analog to digital cellular replacement program.

        Pursuant to the terms of the STIP, creation costs associated with the IASG merger were excluded from the calculations under the STIP.

Equity Compensation

        Equity compensation has historically been offered to our employees who are in positions to affect our long-term success through the formation and execution of our business strategies.

        The Protection One 2004 Stock Option Plan, which is referred to as the 2004 Stock Option Plan, and our stock appreciation rights plan, which is referred to as the SAR Plan with the rights granted under such plan being referred to as SARs, were each adopted in connection with our financial restructuring, which was completed in February 2005. In connection with the restructuring, the terms of the plans were negotiated among our Principal Stockholders and our management, with the oversight and approval of our independent directors.

        Our Board of Directors retained a compensation consultant to review the proposed terms for the SAR Plan and the 2004 Stock Option Plan. The compensation consultant reviewed a survey of practices in private equity firms, because private equity firms, our Principal Stockholders, then owned approximately 87% of our outstanding stock. The compensation consultant also reviewed practices for thirty-nine companies emerging from restructurings, because the plans were developed in connection with our anticipated financial restructuring. The compensation consultant advised that there were wide variations in equity arrangement practices among companies owned by private equity firms, but that typically between 10% and 20% of the equity interest in such companies was held by employees. With respect to companies emerging from restructurings, the compensation consultant noted that for the companies in its survey, between 2.6% and 20.5% of shares were reserved for employees, with a median of 11%, and that grants of shares of equity upon emergence ranged from 1.3% to 15.2% of outstanding shares, with a median of 8.0%. With respect to companies emerging from restructurings, the compensation consultant noted that the equity interests received by employees typically consisted of stock options, warrants and/or restricted stock. The number of shares reserved under the 2004 Stock Option Plan was equal to approximately 9.9% of our diluted shares outstanding upon completion of the restructuring, and the number of shares underlying options that were granted upon completion of the restructuring was equal to approximately 8.8% of our diluted shares outstanding upon completion of the restructuring. The compensation consultant did not provide directly competitive information with respect to the SAR Plan. The 2004 Stock Option Plan and the SAR Plan were approved by a special committee of our independent directors in connection with the February 2005 financial restructuring.

Stock Options

        We believe that long-term performance is enhanced through an ownership culture that rewards our named executive officers for stock price appreciation through the use of stock options. We believe that stock options encourage executive retention and provide incentive for our named executive officers to increase value for our stockholders.

        Options granted prior to February 2005 under our prior option plans generally vested and became exercisable ratably over a three-year period. Upon the sale by Westar Energy, Inc. of its ownership interest in Protection One on February 17, 2004, all previously issued and unexpired options held by Mr. Ginsburg, Mr. Nevin and Mr. Pefanis accelerated and vested. The exercise prices of all such options were and remain considerably in excess of the trading value of our Common Stock. Our 2004 Stock Option Plan has been our principal stock option plan since 2005.

        Options were granted to our named executive officers, other than to Ms. Lessner who was not an employee at the time, and to other employees in February 2005 under the 2004 Stock Option Plan upon the completion of our financial restructuring. The allocation of the options granted was approved by a special committee of independent directors, in consultation with management. The options granted under the 2004 Stock Option Plan generally vest and become exercisable ratably over a 48-month period, provided that the options granted to Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Ms. Lessner generally vest and become exercisable immediately upon a qualifying termination, as defined in their respective employment agreements, that occurs after any sale by our Principal Stockholders of at least 60% of their equity interest in Protection One. See "Potential Payments Upon Termination or Change in Control" below for additional information. The Outstanding Equity Awards At Fiscal Year End Table reflects the options granted under the 2004 Stock Option Plan to the named executive officers.

        Options were granted in 2006 under the 2004 Stock Option Plan to certain of our non-executive employees. In view of the incentives already provided to the named executive officers by the options granted in February 2005, the Compensation Committee did not grant stock options to the executive officers in 2006 or 2007, except for 5,000 options that were granted to Mr. Griffin in 2006 in recognition of his performance and responsibilities and the limited number of options previously granted to Mr. Griffin and 100,000 options issued in connection with the hiring of Ms. Lessner as Chief Marketing Officer in 2007. The options issued to Ms. Lessner reflect an arm's length negotiation and we believe that such options were appropriate to recruit and provide incentive for a chief marketing officer for a company with our characteristics following the IASG merger.

        The 2004 Stock Option Plan provides that options outstanding under the plan will be equitably and proportionally adjusted or substituted in the event of, among other things, changes in the outstanding Common Stock or in our capital structure by reason of recapitalizations or other relevant changes in capitalization or for any other reason determined to otherwise warrant equitable adjustment. On May 12, 2006, we completed a recapitalization of our balance sheet by increasing our debt in order to pay a cash dividend of $70.5 million, or $3.86 per share, to all holders of record of our Common Stock on May 8, 2006. In order to mitigate the decrease in the value of the stock options caused by the dividend, our Board of Directors approved a cash payment of $2.89 for each vested and unvested option then outstanding under the 2004 Stock Option Plan to the holders of such options, including the named executive officers. This payment is referred to as the compensatory make-whole payment. The Board of Directors also reduced the exercise price of each outstanding vested and unvested option, including those held by the named executive officers, by $0.98. The compensation associated with the compensatory make-whole payment and the amortization of options granted under the 2004 Stock Option Plan is reflected in the "Option Awards" column of the Summary Compensation Table.

Stock Appreciation Rights

        We believe that the SAR grants offer a reward to certain of our named executive officers who are in a position to have the greatest impact on the company for:

  •
  preserving stockholder value through the successful 2005 restructuring and thereafter;

  •
  remaining with the company; and

  •
  creating an opportunity for our Principal Stockholders, who hold a majority of our outstanding Common Stock, to sell at least a substantial portion of their interest, which could also result in a liquidity event for our other stockholders.

        On February 8, 2005, upon the completion of the financial restructuring, Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and an executive officer who has since separated from the company received an aggregate of approximately 798,473, 532,981, 465,111 and 199,618 SARs, respectively, on a post-reverse stock split basis. The allocation of the SARs was approved by a special committee of independent directors, in consultation with management. The SARs vest and become payable upon the earlier of (1) a qualified sale as defined in the SAR Plan, which generally means our Principal Stockholders' sale of at least 60% of their equity interest in Protection One, provided that if the qualified sale is not a permissible distribution event (as defined in the SAR Plan) the payment will be made, with interest, in connection with a subsequent permissible distribution event, and (2) February 8, 2011. The exercise price of the SARs was $4.50 on the grant date and increases by 9% per annum, which is referred to as the fixed return, compounded annually, beginning on February 8, 2006. If our Principal Stockholders sell less than 60% of their equity interest in Protection One, the exercise price applicable to an equivalent percentage of management's SARs would be based on the fixed return through the date of such sale. Each SAR that vests and becomes payable in connection with a qualified sale will generally entitle the holder of a SAR to receive the difference between the exercise price and the lesser of (1) the value of the consideration paid for one share of stock in such qualified sale, or the fair market value of one share of stock if the qualified sale is not a sale to a third party and (2) $7.50, provided that if a SAR holder's right to receive stock is converted pursuant to the SAR Plan into a right to receive cash from a grantor trust that we may establish, the amount of cash payable will be credited with interest at 6% per annum, compounded annually, from the date such conversion is effective until the applicable payment date.

        The SAR Plan provides that the exercise price of the SARs shall be equitably adjusted or modified as necessary to preserve the intended economic benefit of the original grant in the event there is, among other things, a recapitalization, and the SAR Plan provides that the exercise price of the SARs may be adjusted or modified upon the occurrence of any event that makes adjustment or modification appropriate and equitable to prevent inappropriate penalties or windfalls with respect to the terms of the SAR Plan and the holders of the SARs. On May 12, 2006, after determining that the $70.5 million cash dividend declared on April 27, 2006 would adversely impact the SARs granted in 2005, our Board of Directors agreed to amend the SARs agreements by effectively fixing the exercise price on 439,160 outstanding SARs, which we refer to as the modified SARs, at $5.02. Therefore, if there is not a qualified sale prior to February 8, 2011, the holders of these modified SARs will be entitled to receive the difference between $7.50 and $5.02 per SAR, or $2.48, from us for a total cash outlay of approximately $1.1 million on February 8, 2011.

        In November 2006, our Board of Directors approved the reallocation of SARs forfeited by a former executive officer to the other SAR Plan participants, Mr. Ginsburg, Mr. Nevin and Mr. Pefanis.

As proposed by our Chief Executive Officer and approved by our Board of Directors, the forfeited SARs were reallocated to the applicable named executive officers in proportion to the number of SARs that they held immediately before the reallocation. Except for a reallocation upon any forfeiture by a former executive officer, the SAR Plan does not allow for any grant of additional SARs.

        The fiscal year 2006 and 2007 expenses associated with the modified SARs, including the reallocated modified SARs, is included in the "Option Awards" column of the Summary Compensation Table. As of December 31, 2007, we have established a liability of approximately $0.3 million to reflect the portion of the modified SARs that have been earned since the date of the modification through December 31, 2007 with the associated expense reflected in general and administrative expense. Assuming there is no qualified sale prior to February 8, 2011, we expect to record approximately $0.2 million in expense per year through February 8, 2011 related to these SARs. As of December 31, 2007, no value has been ascribed to the SARs that have not been modified and no value will be allocated to those SARs unless and until it becomes probable that a qualified sale will occur.

All Other Compensation

        As described in footnote 2 to the Summary Compensation Table, other compensation to our named executive officers included: commuter travel expenses and related taxes; car allowances; company contributions under our 401(k) plan, which are available to employees generally; and payment of life insurance premiums. These payments and other benefits, the amounts of which are not material to us, provide additional compensation and benefits to the applicable named executive officers and, in the case of travel expenses and car allowances, in part defray certain personal expenses related to the applicable named executive officer's employment. We believe that these payments and other benefits are reasonable and appropriate components of a compensation program that is designed to attract and retain talented executives.

Change in Control and Severance Arrangements

        Our change in control and severance arrangements with our named executive officers are described under "Potential Payments Upon Termination or Change in Control."

        We believe that we should provide severance benefits to the named executive officers. Our severance benefits for the named executive officers reflect, among other things, the fact that it may be difficult for a named executive officer to find comparable employment within a short period of time. We believe that our severance arrangements are an important element in the retention of the named executive officers.

        We provide Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin with additional benefits in the event of a qualifying termination in connection with a change in control. The employment agreement provisions regarding payment upon termination in connection with a change in control were established prior to our 2005 financial restructuring and were intended to, among other things, encourage the named executive officers to enter into the new employment agreements and focus on our performance rather than other employment alternatives. We believe that the interest of stockholders is served by aligning the interests of the named executive officers with them and that providing change in control benefits reduces the potential for named executive officers to be reluctant toward pursuing a change in control transaction that may be in the best interest of stockholders. We believe that our change in control and severance arrangements with the named executive officers are an important element in the retention and incentive of the named executive officers.

        Three of our named executive officers who we believe are in a position to have the greatest impact on the company also hold SARs that would result in payment upon a qualified sale, as discussed above.

Tax Treatment under Section 162(m), 280G and 409A of the Code

Section 162(m) of the Code

        In structuring our compensation plans, we take into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, and other factors the Compensation Committee deems appropriate. Section 162(m) of the Code disallows the deduction of compensation for each of the named executive officers in excess of $1,000,000 per person, except for certain payments based upon performance goals. Nevertheless, in order to accomplish the objectives described above with respect to our compensation programs, some of the compensation under our compensation programs is not deductible by reason of Section 162(m). The stock options granted to our named executive officers were designed so that any expense we recognize under the Code resulting from them would be deductible under Section 162(m). Base salary, bonuses paid for 2006 under the STIP, the compensatory make-whole payment under the 2004 Stock Option Plan, and perquisites and personal benefits paid in 2006, to the extent in the aggregate in excess $1,000,000 per named executive officer, are not deducible by reason of Section 162(m).

        We do not believe that payments that may be made in the future to any named executive officers pursuant to SARs granted in 2005 would meet the performance-based compensation exception, and therefore those payments would be subject to the Section 162(m) limitation. In addition, any payments made to the named executive officers pursuant to their respective employment agreements following a change in control may also not be deductible due to the Section 162(m) limitation.

Section 280G of the Code

        As discussed below under "Potential Payments Upon Termination or Change in Control," under the employment agreements with our named executive officers, except for Ms. Lessner, in the event that any amounts or benefits paid to a named executive officer pursuant to his current employment agreement are subject to the excise tax imposed under Section 4999 of the Code, we will pay the named executive officer an additional amount to compensate him for that tax liability. In general, if the total amount of payments to an individual that are contingent upon a "change in control" (as defined in Section 280G of the Code) of Protection One equals or exceeds three times the individual's "base amount" (generally, the individual's average annual compensation for the five calendar years preceding the change in control), the payments may be treated as "parachute payments" under the Code. The portion of such payments that exceeds the individual's "base amount" is non-deductible to us under Section 280G of the Code, and the individual is subject to a 20% excise tax on such amount under Section 4999 of the Code. Under existing employment agreements, except for Ms. Lessner's employment agreement, we are obligated to make additional cash payments to the named executive officers to compensate them for the 20% excise tax so that they receive the same benefit from their awards as if such excise tax did not apply. These additional payments are non-deductible by us and constitute income to the executives, which requires further payment under the employment agreements to compensate the executives for the income tax incurred with respect to such payments. Non-deductible parachute payments generally reduce the $1 million deduction limitation under Section 162(m) of the Code, discussed above.

        Each named executive officer's employment agreement, except for Ms. Lessner's employment agreement, provides that he agrees to reduce the aggregate amount of any payments or benefits that constitute "parachute payments" under Section 280G of the Code to the extent necessary so that such payments and benefits do not equal or exceed three times the named executive officer's "base amount" (and therefore are not subject to the excise tax imposed by Section 4999); provided, however, that a named executive officer is not required to make any such reduction if the reduction necessary to cause such payments and benefits not to equal or exceed three times his "base amount" is more than $100,000.

        It is currently expected that any payments made with respect to the SAR Plan upon any qualified sale would be considered parachute payments for Section 280G purposes. If upon a "change in control" of Protection One (as defined in Section 280G of the Code), we chose to exercise our discretion under the 2004 Stock Option Plan to terminate unvested options issued under the Stock Option Plan in exchange for consideration or otherwise accelerated the vesting of options, the value attributable to such consideration or accelerated vesting would be considered a parachute payment.

        As discussed under "Potential Payments Upon Termination or Change in Control," each of the employment agreements of the named executive officers whose employment agreement provides benefits in connection with a change in control has a "double trigger" for severance payments in the event of a change in control. This means that there must be both a change in control and a qualifying termination before the executive is entitled to such payment. We agreed to include these provisions regarding payment upon a qualifying termination in connection with a change in control in the employment agreements entered into with the named executive officers in 2004, when we anticipated a financial restructuring, which was successfully completed in 2005.

Section 409A of the Code

        Section 409A of the Code sets forth specific requirements relating to the payment of deferred compensation to employees and other service providers. Deferred compensation payments that do not meet these requirements are generally taxed to the employee or service provider when they vest, and may also be subject to a 20% penalty tax, payable by the employee or service provider. We have structured payments under our executive compensation programs in a manner that is intended to meet the requirements of Code Section 409A.

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our 2008 Information Statement and, accordingly, incorporated by reference into our Annual Report on Form 10-K for 2007. This report is provided by the following directors, who comprise the Compensation Committee:

  COMPENSATION COMMITTEE MEMBERS:

  Robert J. McGuire

  Henry Ormond

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Richard Ginsburg, Chief Executive Officer	2007 2006	500,000 450,000	81,000 81,000	482,211 1,870,165	(1) (3)	257,600 204,800	24,668 26,499	1,345,479 2,632,464
Darius Nevin, Chief Financial Officer	2007 2006	330,000 300,000	53,460 54,000	305,327 1,171,466	(1) (3)	170,016 136,534	31,750 35,710	890,553 1,697,710
Peter Pefanis, Executive VP Operations	2007 2006	294,121 267,000	54,000 48,060	297,437 1,166,241	(1) (3)	154,560 121,515	21,166 21,049	821,284 1,623,865
Kimberly Lessner, Chief Marketing Officer	2007 2006	215,814 —	38,944 —	144,081 —	(1)	111,467 —	15,233 —	525,539 —
J. Eric Griffin, VP and General Counsel	2007 2006	215,000 200,000	20,928 24,000	18,170 34,082	(1) (3)	74,876 60,682	20,914 20,848	349,888 339,612

(1)
The amount in "Option Awards" includes the 2007 amortization recognized under FAS 123R of the February 8, 2005 stock option awards for Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin, the 2006 stock option award for Mr. Griffin and the 2007 stock option award for Ms. Lessner. For Mr. Ginsburg, Mr. Nevin and Mr. Pefanis, the amount shown under "Option Awards" also includes $92,822, $61,959 and $54,069, respectively, relating to the amortization under FAS 123R of their SARs. See discussion of assumptions used in the valuation of the option awards in Note 8, "Share-Based Employee Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
"All Other Compensation" for 2007 and 2006 includes the following items:

	Mr. Ginsburg	Mr. Nevin	Mr. Pefanis	Ms. Lessner	Mr. Griffin
2007
Commuting travel and related taxes, including income tax reimbursements of $717 for Mr. Ginsburg and $3,855 for Mr. Nevin	$1,965	$10,557	$—	$—	$—
Car allowance	14,488	13,536	13,536	11,024	13,536
Company contributions to 401(k) plan	5,201	5,201	5,201	2,650	5,201
Life and disability insurance premiums paid by the Company	3,014	2,456	2,429	1,559	2,177

Total	$24,668	$31,750	$21,166	$15,233	$20,914

2006
Commuting travel and related taxes, including income tax reimbursements of $1,347 for Mr. Ginsburg and $5,106 for Mr. Nevin	$3,841	$14,562	$—	$—	$—
Car allowance	14,488	13,536	13,536	—	13,536
Company contributions to 401(k) plan	5,232	5,232	5,232	—	5,232
Life and disability insurance premiums paid by the Company	2,938	2,380	2,281	—	2,080

Total	$26,499	$35,710	$21,049	$—	$20,848

(3)
The amount in "Option Awards" includes amortization recognized under FAS 123R of the February 8, 2005 stock option awards both before and after a May 12, 2006 modification of the awards totaling $538,803, $336,752, $336,752, and $13,634 for Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin, respectively. The modification was made in accordance with the anti-dilution provisions of the option awards due to a $3.86 per share dividend to shareholders on May 12, 2006. The option holders received a $0.98 reduction in the exercise price of their options (reducing the exercise price to $6.52 per option from $7.50 per option) and a make-whole payment of approximately $2.89 per option. Approximately $2.04 per option of the $2.89 per option make-whole payment related to options that had not yet vested and, accordingly, that amount is also included in "Option Awards." Make-whole payments of $1,792,793, $1,120,496, $1,120,496 and $28,868 were made to Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin, respectively, of which $1,269,895, $793,685, $793,685 and $20,448 are included in "Option Awards." For Mr. Ginsburg, Mr. Nevin and Mr. Pefanis, the amount shown under "Option Awards" also include $61,467, $41,029 and $35,804, respectively, relating to the amortization under FAS 123R of their SARs. See discussion of assumptions used in the valuation of the option awards in Note 8, "Share-Based Employee Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2007.

Grants of Plan Based Awards

							All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)
								Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date		SARs Units (#)	Threshold ($)	Target ($)	Maximum ($)
Richard Ginsburg	8/23/07	(1)	—	0	210,000	420,000	—	—	—
Darius Nevin	8/23/07	(1)	—	0	138,600	277,200	—	—	—
Peter Pefanis	8/23/07	(1)	—	0	126,000	252,000	—	—	—
Kimberly Lessner	5/07/07 8/23/07	(2) (1)	— —	— 0	— 111,300	— 222,600	100,000 —	14.50 —	988,000 —
J. Eric Griffin	8/23/07	(1)	—	0	61,040	122,080	—	—	—

(1)
These amounts relate to payouts under the 2007 Short-Term Incentive Plan. See the discussion under "Compensation Discussion and Analysis" for additional information relating to the 2007 Short-Term Incentive Plan.

(2)
Ms. Lessner was awarded 100,000 stock options under the 2004 Stock Option Plan on May 7, 2007 in connection with her employment. The closing price for shares traded on May 7, 2007 was $14.50.

        Each named executive officer is party to an employment agreement. The terms of Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin's employment agreements are automatically extended on July 23 of each year for an additional one-year period, subject to either party's right to terminate by giving written notice at least 30 days prior to the end of the term. The term of Ms. Lessner's employment agreement commenced on March 8, 2007 and continues until the date of termination. The current employment agreements provide for minimum annual base salaries for each of Mr. Ginsburg ($450,000), Mr. Nevin ($300,000), Mr. Pefanis ($267,000), Mr. Griffin ($200,000) and Ms. Lessner ($265,000). Except with respect to Ms. Lessner, as discussed in "Compensation Discussion and Analysis," the minimum annual base salaries of the named executive officers in 2007 were increased as follows: Mr. Ginsburg's increased from $450,000 to $500,000, Mr. Nevin's increased from $300,000 to $330,000, Mr. Pefanis' increased from $267,000 to $300,000 and Mr. Griffin's increased from $200,000 to $218,000. For 2007, Ms. Lessner was paid the minimum base salary required by her employment agreement. Pursuant to their employment agreements, the named executive officers are eligible to receive bonus awards, payable in cash or otherwise, and to participate in all of our employee benefit plans and programs in effect for the benefit of our senior executives, including stock option, 401(k) and insurance plans. We will reimburse the named executive officers for all reasonable expenses incurred in connection with the conduct of our business, provided the executive officers properly account for any such expenses in accordance with our policies. Pursuant to their employment agreements, Mr. Ginsburg's and Mr. Nevin's reimbursable business expenses include the costs of weekly air travel from and to their homes. Further, pursuant to their employment agreements, should any portion of our reimbursement of travel expenses incurred by Mr. Ginsburg or Mr. Nevin constitute taxable wages for federal income or employment tax purposes, we will pay Mr. Ginsburg and Mr. Nevin an additional amount to cover such tax liability.

        As discussed in "Compensation Discussion and Analysis," on May 12, 2006, after determining that the $70.5 million cash dividend declared on April 27, 2006 would adversely impact the SARs granted in 2005, our Board of Directors agreed to amend the SARs agreements by effectively fixing the exercise price on 439,160 outstanding SARs (the modified SARs) at $5.02. Therefore, if there is not a qualified sale prior to February 8, 2011, the holders of these modified SARs will be entitled to receive the difference between $7.50 and $5.02 per SAR, or $2.48, from us for a total cash outlay of approximately $1.1 million on February 8, 2011.

        Also as discussed in "Compensation Discussion and Analysis," in November 2006, our Board of Directors approved the reallocation of SARs forfeited by a former executive officer to the other SAR Plan participants, Mr. Ginsburg, Mr. Nevin and Mr. Pefanis.

        The fiscal year 2007 expenses associated with the modified SARs, including the reallocated modified SARs, is included in the "Option Awards" column of the Summary Compensation Table.

        The options granted to Ms. Lessner in 2007 were granted under the 2004 Stock Option Plan. They vest and become exercisable ratably over a 48-month period.

        As described under "Compensation Discussion and Analysis," in order to mitigate the decrease in the value of stock options caused by our $3.86 per share dividend and recapitalization completed in May 2006, our Board of Directors approved a compensatory make-whole cash payment of $2.89 for each vested and unvested option then outstanding under the 2004 Stock Option Plan to the holders of such options, including to the named executive officers. Our Board of Directors also reduced the exercise price of each vested and unvested option by $0.98.

        Pursuant to the terms of their respective employment agreements, upon the occurrence of termination of employment each named executive officer is entitled to certain payments and benefits, which are described below under "Potential Payments Upon Termination or Change in Control." The employment agreements contain provisions relating to non-competition, non-solicitation, non-disparagement and the protection of confidential information, which are also discussed below under "Potential Payments Upon Termination or Change in Control."

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date
Richard Ginsburg	439,900 — — 17,500	181,135 195,182 692,010 —	— — — —	6.52 5.02 5.78 65.83	(1) (2) (3)	02/08/2011 02/08/2011 02/08/2011 04/16/2011
Darius Nevin	274,937 — — 1,000 4,400	113,210 130,284 461,917 — —	— — — — —	6.52 5.02 5.78 103.50 60.30	(1) (2) (3)	02/08/2011 02/08/2011 02/08/2011 02/08/2012 08/01/2011
Peter Pefanis	274,937 — — 1,000 900 2,000 500	113,210 113,693 403,097 — — — —	— — — — — — —	6.52 5.02 5.78 67.00 103.50 137.50 135.00	(1) (2) (3)	02/08/2011 02/08/2011 02/08/2011 06/04/2011 02/08/2012 06/28/2012 09/12/2012
Kimberly Lessner	14,583	85,417	—	14.50	(5)	5/7/2013
J. Eric Griffin	7,083 1,771 500	2,917 3,229 —	— — —	6.52 14.02 103.50	(1) (4)	02/08/2011 07/25/2012 02/08/2012

(1)
These options, which were granted in February 2005, vest and become exercisable ratably over a 48-month period, provided that the options granted to Mr. Ginsburg, Mr. Nevin and Mr. Pefanis generally vest and become exercisable immediately upon a qualifying termination, as defined in their respective employment agreements (excluding a qualifying termination resulting from a voluntary termination for any reason during the thirty-day period beginning six months after certain potential change in control transactions), that occurs after any sale by our Principal Stockholders of at least 60% of their equity interest in Protection One.

(2)
Represents the base price of the modified SARs. Due to the May 12, 2006 modification, the base price on the modified SARs is fixed at $5.02 per SAR. See "Compensation Discuss and Analysis—Stock Appreciation Rights" above, for additional information.

(3)
Represents the base price as of December 31, 2007 of the unmodified SARs. Under the SAR Plan, the base price increases at a rate of 9% compounded annually. See "Compensation Discuss and Analysis—Stock Appreciation Rights" above, for additional information.

(4)
These options, which were granted in July 2006, vest and become exercisable ratably over a 48-month period.

(5)
These options, which were granted in May 2007, vest and become exercisable ratably over a 48-month period.

Potential Payments Upon Termination or Change in Control

        We have entered into employment agreements with the named executive officers and maintain certain plans that in certain circumstances provide for payments or other benefits upon termination or following a change in control. Illustrative estimated payments and benefits that, based on various assumptions, could be provided to each named executive officer in each covered circumstance are shown in the tables below, assuming that the triggering event occurred on December 31, 2007 and at a price per share of our Common Stock equal to the closing market price as of that date. Other assumptions used in preparing these estimates, the specific circumstances that would trigger these payment(s) or the provision of other benefits, the types of payment(s) or benefits that may be triggered, how payment and benefit levels are determined, material conditions or obligations applicable to the receipt of payments or benefits, and material factors regarding the named executive officers' employment agreements are described in the footnotes to and the narrative following these tables.

Richard Ginsburg, Chief Executive Officer	Non- Qualifying Termination (1)	Qualifying Termination (2)	Qualifying Termination with Change in Control (2)(3)		Death or Disability (4)		Change in Control (Without a Qualifying Termination) (5)
Compensation:
Base Salary	$—	$1,000,000	$1,495,000		$—		$—
Short-Term Incentive:
Current Year Pro Rata Amount	—	373,755	373,755		—		—
Other Severance Payment Amount	—	747,511	1,117,529		—		—
Long-Term Incentive:
Stock Options—Unvested and Accelerated(6)	—	69,478	972,696	(7)	—		972,696
Stock Appreciation Rights—Unvested and Accelerated(6)	—	—	1,525,977	(7)	—		1,525,977
Benefits and perquisites:
Post-Employment Benefits(8)	—	36,422	36,422		—		—
Life Insurance Proceeds	—	—	—		1,000,000		—
Disability Benefits	—	—	—			(4)	—
Accrued Vacation Pay	72,115	72,115	72,115		72,115		—
280G Tax Gross-up	—	—	—	(9)	—		—

TOTAL:	$72,115	$2,299,281	$5,593,494		$1,072,115		$2,498,673

Darius G. Nevin, Chief Financial Officer	Non- Qualifying Termination (1)	Qualifying Termination (2)	Qualifying Termination with Change in Control (2)(3)		Death or Disability (4)		Change in Control (Without a Qualifying Termination) (5)
Compensation:
Base Salary	$—	$660,000	$986,700		$—		$—
Short-Term Incentive:
Current Year Pro Rata Amount	—	249,260	249,260		—		—
Other Severance Payment Amount	—	498,520	745,287		—		—
Long-Term Incentives:
Stock Options—Unvested and Accelerated(6)	—	43,424	607,935	(7)	—		607,935
Stock Appreciation Rights—Unvested and Accelerated(6)	—	—	1,018,590	(7)	—		1,018,590
Benefits and perquisites:
Post-Employment Benefits(8)	—	32,121	32,121		—		—
Life Insurance Proceeds	—	—	—		660,000		—
Disability Benefits	—	—	—			(4)	—
Accrued Vacation Pay	47,596	47,596	47,596		47,596		—
280G Tax Gross-up	—	—	—	(9)	—		—

TOTAL:	$47,596	$1,530,921	$3,687,489		$707,596		$1,626,525

Peter Pefanis, Executive Vice President and Chief Operating Officer	Non- Qualifying Termination (1)	Qualifying Termination (2)	Qualifying Termination with Change in Control (2)(3)		Death or Disability (4)		Change in Control (Without a Qualifying Termination) (5)
Compensation:
Base Salary	$—	$600,000	$897,000		$—		$—
Short-Term Incentive:
Current Year Pro Rata Amount	—	222,490	222,490		—		—
Other Severance Payment Amount	—	444,981	665,246		—		—
Long-Term Incentives:
Stock Options—Unvested and Accelerated(6)	—	43,424	607,935	(7)	—		607,935
Stock Appreciation Rights—Unvested and Accelerated(6)	—	—	888,883	(7)	—		888,883
Benefits and perquisites:
Post-Employment Benefits(8)	—	28,926	28,926		—		—
Life Insurance Proceeds	—	—	—		600,000		—
Disability Benefits	—	—	—			(4)	—
Accrued Vacation Pay	43,269	43,269	43,269		43,269		—
280G Tax Gross-up	—	—	—	(9)	—		—

TOTAL:	$43,269	$1,383,090	$3,353,749		$643,269		$1,496,818

Kimberly Lessner, Executive Vice President and Chief Marketing Officer	Non- Qualifying Termination (1)	Qualifying Termination (2)	Qualifying Termination with Change in Control (2)(3)		Death or Disability (4)		Change in Control (Without a Qualifying Termination) (5)
Compensation:
Base Salary	$—	$265,000	$265,000		$—		$—
Short-Term Incentive:
Current Year Pro Rata Amount	—	150,411	150,411		—		—
Other Severance Payment Amount	—	—	—		—		—
Long-Term Incentives:
Stock Options—Unvested and Accelerated(6)	—	—	—		—		—
Stock Appreciation Rights—Unvested and Accelerated(6)	—	—	—		—		—
Benefits and perquisites:
Post-Employment Benefits(8)	—	6,600	6,600		—		—
Life Insurance Proceeds	—	—	—		530,000		—
Disability Benefits	—	—	—			(4)	—
Accrued Vacation Pay	38,221	38,221	38,221		38,221		—
280G Tax Gross-up	—	—	—	(9)	—		—

TOTAL:	$38,221	$460,232	$460,232		$568,221		$—

J. Eric Griffin, Vice President and Chief Counsel	Non- Qualifying Termination (1)	Qualifying Termination (2)	Qualifying Termination with Change in Control (2)(3)		Death or Disability (4)		Change in Control (Without a Qualifying Termination) (5)
Compensation:
Base Salary	$—	$218,000	$433,820		$—		$—
Short-Term Incentive:
Current Year Pro Rata Amount	—	109,747	109,747		—		—
Other Severance Payment Amount	—	109,747	218,397		—		—
Long-Term Incentives:
Stock Options—Unvested and Accelerated(6)	—	—	15,663		—		15,663
Stock Appreciation Rights—Unvested and Accelerated(6)	—	—	—		—		—
Benefits and perquisites:
Post-Employment Benefits(8)	—	8,717	17,435		—		—
Life Insurance Proceeds	—	—	—		436,000		—
Disability Benefits	—	—	—			(4)	—
Accrued Vacation Pay	31,442	31,442	31,442		31,442		—
280G Tax Gross-up	—	—	—	(9)	—		—

TOTAL:	$31,442	$477,653	$826,504		$467,442		$15,663

(1)
A non-qualifying termination is any termination not qualifying as a qualifying termination, and includes a voluntary termination by the named executive without good reason, retirement, a termination by us for cause, or any termination on account of death or disability. The meanings of the terms "cause" and "good reason" for purposes of determining potential payments to named executive officers upon termination or a change in control are described below.

(2)
A qualifying termination is a termination of the named executive's employment by us other than for cause or by the named executive for good reason. These calculations assume that the named executive's date of termination was December 31, 2007 and assume that the price per share of our Common Stock on the date of termination was $11.89 per share, which was the closing price per share of our Common Stock as of December 31, 2007 reported on the NASDAQ Global Market. In the case of Mr. Griffin, we have assumed for illustrative purposes that we would exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of a change in control. If we were not to exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of the change in control, then the change in control would not trigger any acceleration of vesting or termination of Mr. Griffin's options in exchange for consideration.

(3)
This column applies to a qualifying termination within four months prior or one year after a change in control. The meaning of the term "change in control," for purposes of determining potential payments to named executive officers under their respective employment agreements upon a qualifying termination with a change in control, is described below. These calculations assume that the change in control occurred on December 31, 2007.

(4)
A termination due to death or disability is not a qualifying termination. Our long-term disability coverage provides each named executive up to 66.67% of base salary up to a maximum monthly benefit of $11,112. The amount of any actual disability payments would depend on the length of the disability and other factors, and accordingly, cannot be reasonably estimated. We provide life insurance coverage equal to two times the named executive's base salary.

(5)
Assumes that the change in control is also a qualified sale and that it occurred as of December 31, 2007. If a change in control did not constitute a qualified sale, such an event would not trigger a payout on the SARs. We have assumed for illustrative purposes that we would exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of a change in control. If we were not to exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of the change in control, then the change in control without a qualifying termination would not trigger any acceleration of vesting or termination of options in exchange for consideration.

(6)
Assumes a value per share of our Common Stock of $11.89 per share, which was the closing price per share of our Common Stock as of December 31, 2007 reported on the NASDAQ Global Market. The values shown in this row with respect to additional vesting of stock options represent the intrinsic value (i.e., the excess of the price per share as of December 31, 2007 over the exercise price of the option) of the options for which vesting is accelerated or that are terminated in exchange for consideration.

(7)
These calculations assume that the change in control is also a qualified sale and that it occurred on December 31, 2007. If a change in control did not constitute a qualified sale, then (i) such an event would not trigger a payout on the SARs and (ii) if we were not to exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of a change in control, the value of the vesting of stock options triggered by the qualifying termination would be the amount shown in the "Qualifying Termination" column.

(8)
Mr. Ginsburg, Mr. Nevin and Mr. Pefanis are entitled to continuing medical, dental and life insurance coverage for three years following a qualifying termination. Ms. Lessner and Mr. Griffin are entitled to one year of continuing coverage following a qualifying termination. In addition, Mr. Griffin is entitled to two years of continuing coverage following a qualifying termination coupled with a change in control.

(9)
Except for Ms. Lessner, we have agreed to reimburse each named executive officer for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. These calculations assume that the triggering event would be a change in control as defined in the named executive officer's employment agreement, a qualified sale as defined in the SAR Plan, a change in control for purposes of Section 409A of the Code and a change in control for purposes of Section 280G of the Code. This calculation further assumes that the qualifying termination occurs within four months prior to or one month after the change in control. See the discussion below under "Post-Termination Benefits Under Employment Agreements." The make-whole payment, the amendment to the option grants and the amendment to the SARs in 2006 were not contingent on any anticipated change in control. Accordingly, we have assumed that we would be able to overcome the presumption under the Code that such types of payments or amendments within the year prior to a change in control are contingent on a change in control and have, therefore, assumed that such payments would not constitute "parachute payments" under Section 280G of the Code.

        Below is a description of additional assumptions that were used in creating the tables above and certain contract provisions relating to the potential payments shown in the tables above. Unless otherwise noted the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Post-Termination Benefits Under Employment Agreements

        Each named executive officer is party to an employment agreement. The terms of Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin's employment agreements are automatically extended on July 23 of each year for an additional one-year period, subject to either party's right to terminate by giving written notice at least 30 days prior to the end of the term. The term of Ms. Lessner's employment agreement commenced on March 8, 2007 and continues until the date of termination. Certain terms of these employment agreements relating to compensation during the applicable named executive officer's term of employment are described above in the narrative following the Grants of Plan Based Awards table.

        Pursuant to the terms of their respective employment agreements, a termination of employment by us other than for "cause" or by the executive for "good reason" constitutes a "qualifying termination," and upon a qualifying termination Mr. Ginsburg, Mr. Nevin and Mr. Pefanis would be entitled to receive:

  •
  a lump-sum cash payment equal to

  •
  annual base salary and bonus amounts earned but not previously paid through the date of the termination;

  •
  a bonus equal to the average bonus over the preceding three years (the average annual bonus) pro-rated for the fiscal year in which the termination occurs, less any amount paid to the executive from our annual incentive plan for the fiscal year in which the termination occurs; and

  •
  the cash equivalent of any accrued paid time off,

  •
  a lump-sum cash payment equal to the sum of

  •
  2.0 (or 2.99 for terminations within four months prior to or one year after a "change in control") times the executive officer's annual base salary plus

  •
  2.0 (or 2.99 for terminations within four months prior to or one year after a "change in control") times the executive officer's average annual bonus, and

  •
  continued participation for three years in our medical, dental and life insurance plans or a lump-sum cash payment in lieu thereof.

        Mr. Griffin's employment agreement also provides that a qualifying termination is defined as a termination of employment by us other than for "cause" or by Mr. Griffin for "good reason." Upon a qualifying termination, Mr. Griffin would be entitled to receive

  •
  a lump-sum cash payment equal to:

  •
  his annual base salary and bonus amounts earned but not previously paid through the date of the termination;

  •
  a bonus equal to the average bonus over the preceding three years (the average annual bonus) pro-rated for the fiscal year in which the termination occurs, less any amount paid to the executive from our annual incentive plan for the fiscal year in which the termination occurs; and

  •
  the cash equivalent of any accrued paid time off,

  •
  a lump-sum cash payment equal to the sum of

  •
  1.0 (or 1.99 for terminations within four months prior to or one year after a "change in control") times his annual base salary plus

    •
    1.0 (or 1.99 for terminations within four months prior to or one year after a "change in control") times his average annual bonus, and

  •
  continued participation for one year (or two years for terminations within four months prior to or one year after a "change in control") in our medical, dental and life insurance plans or a lump-sum cash payment in lieu thereof.

        Additionally, Ms. Lessner's employment agreement provides that a qualifying termination is defined as a termination of employment by us other than for "cause" or by Ms. Lessner for "good reason." Upon a qualifying termination, Ms. Lessner would be entitled to receive:

  •
  a lump-sum cash payment equal to the sum of:

  •
  her annual base salary payable through the date of termination;

  •
  bonus amounts payable for prior fiscal years;

  •
  bonus amounts not paid as a result of Ms. Lessner's election to defer payment;

  •
  a pro-rata portion of her annual bonus for the fiscal year in which the date of termination occurs; and

  •
  the cash equivalent of any accrued paid time off, in each case to the extent not already paid.

  •
  a second lump-sum cash payment equal to the sum of her highest annual base salary during the 12- month period immediately prior to the date of termination plus an additional bonus in an amount calculated pursuant to the terms of her employment agreement, and

  •
  continued participation for one year in our medical, dental, and life insurance plans or a lump-sum cash payment in lieu thereof.

        Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Mr. Griffin's employment agreements were amended on February 8, 2005 to provide that the executives' rights with respect to options granted under the 2004 Stock Option Plan and, for Mr. Ginsburg, Mr. Nevin and Mr. Pefanis, SARs granted under the SAR Plan, will be governed exclusively by the terms of such plans and the applicable grant agreements, including such rights in the event of a termination of employment or an underwritten registered public offering of voting securities.

        The definitions of "cause" and "good reason" in the named executive officers' employment agreements are described below under "Involuntary not for Cause Termination and Termination for Good Reason."

Non-Compete, Non-Solicitation, Non-Disparagement and Confidentiality Provisions of Employment Agreements

        Each named executive officer's employment agreement with us includes non-compete, non-solicitation, non-disparagement and confidentiality provisions. The non-compete provisions for Mr. Ginsburg, Mr. Nevin and Mr. Pefanis' employment agreements apply during the named executive officer's employment and until the second anniversary of the named executive officer's termination of employment, which is referred to as the non-competition period. The non-compete provisions for Ms. Lessner and Mr. Griffin's employment agreements apply during their employment and until the first anniversary of his or her termination of employment (which is also referred to as the non-competition period) or in the case of Mr. Griffin, the second anniversary in the event he is entitled to payments under certain change in control provisions of his employment agreement. During the non-competition period, each named executive officer is generally prohibited from owning, managing, operating or otherwise being connected to any entity engaged, at the time that the named executive officer becomes associated with the entity, in the business of providing property monitoring services with revenue in excess of $160,000,000, except that each named executive officer's employment agreement provides that he or she may own for investment purposes an aggregate of up to 3% of the publicly traded securities of any corporation listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market. If a named executive officer challenges the enforceability of the non-compete provisions of his or her employment agreement, then he or she forfeits any right to any payments with respect to base salary, short term incentive plan, benefits and perquisites under his or her employment agreement that are triggered by a termination of employment to the extent that such payments or benefits have not already been received.

        The non-solicitation, non-disparagement and confidentiality provisions in each named executive officer's employment agreement are not expressly linked to the receipt of payments or benefits upon a termination of employment or a change in control. The non-solicitation and confidentiality provisions apply during the non-competition period. The non-disparagement provisions are not expressly limited in duration.

Equity Acceleration

        Had there been a qualifying termination of any of our named executive officer's employment as of December 31, 2007, under the 2004 Stock Option Plan the executive would have been entitled to one month of additional vesting acceleration of the executive's then unvested stock options. Pursuant to their respective option agreements, all options granted under the 2004 Stock Option Plan held by Mr. Ginsburg, Mr. Nevin, Mr. Pefanis and Ms. Lessner will vest and become exercisable immediately on a qualifying termination that occurs on or after a qualified sale, as defined in the SAR Plan, and will remain exercisable until the earlier of the expiration date of the options or the first anniversary of such termination. We have assumed for purposes of the tables above that we would exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of a change in control.

        Under the 2004 Stock Option Plan, in the event of a merger or consolidation in which we are not the surviving corporation or certain other transactions with a similar effect, the Compensation Committee may provide that all outstanding options will terminate and their holders will be entitled to receive a net payment in cash or other consideration for the terminated options based on the amount of the per share consideration being paid for the shares of our Common Stock in the transaction less the applicable exercise price per share under the option. We have assumed for illustrative purposes in preparing the tables above that we would exercise our discretion under the 2004 Stock Option Plan to accelerate vesting or terminate options in exchange for consideration in the event of a change in control. Under the option agreements applicable to the named executive officers, if an option holder's right to receive stock is converted pursuant to the 2004 Stock Option Plan into a right to receive cash, the amount of cash payable will be credited with interest at 6% per annum, compounded annually, from the date such conversion is effective until the applicable payment date. For purposes of the tables above, we have assumed an applicable payment date of December 31, 2007.

        Under the option agreements applicable to options granted to named executive officers under the 2004 Stock Option Plan, any shares of stock purchased through the exercise of options generally will be issued and delivered to the option holder, and any net payment due to such holder if an option holder's right to receive stock is converted pursuant to the plan into a right to receive cash or other consideration will be paid to such holder, upon (and only upon) the earlier of: (1) six months after death, disability or a separation from service, as such terms are used in Section 409A of the Code; (2) ten calendar days following a change in control for purposes of Section 409A of the Code, and (3) February 8, 2011. Accordingly, a change in control, separation from service, death or disability for purposes of Section 409A may accelerate a net payment due to a holder and may accelerate delivery of any shares of stock that have been purchased through the exercise of stock options under the 2004 Stock Option Plan. As of December 31, 2007, none of the named executive officers had exercised any stock options, nor had any of their stock options been converted into the right to receive a net payment in cash or other consideration, under the 2004 Stock Option Plan.

        As described in "Compensation Discussion and Analysis," under the SAR Plan, the SARs, which are held by Mr. Ginsburg, Mr. Nevin and Mr. Pefanis, vest and become payable upon the earlier of (1) a "qualified sale" as defined in the SAR Plan, which generally means the first transaction that results in our Principal Stockholders and their affiliates having sold, assigned or transferred to unaffiliated parties at least 60% of the equity interest in Protection One held as of February 8, 2005 by our Principal Stockholders, provided that, if the qualified sale does not qualify as a permissible distribution event, then the payment will be made, with interest, in connection with a subsequent permissible distribution event, and (2) February 8, 2011.

Health Care Benefits

        The value of the health benefits, which consists of medical, dental and life insurance benefits, is estimated based upon the current costs to us of providing such benefits.

Involuntary not for Cause Termination and Termination for Good Reason

        Each of our named executive officers will be entitled to certain benefits as described in the tables above in the event of a qualifying termination, which means that the executive's employment is terminated by us for reasons other than cause or by the executive for good reason, as defined in the named executive officer's employment agreement.

        A termination of a named executive officer by us is for "cause" if it is for any of the following reasons:

  •
  the willful and continued failure of the named executive officer to perform substantially his or her duties with the company (other than any such failure resulting from such named executive officer's incapacity due to physical or mental illness or any such failure subsequent to the named executive officer being delivered a notice of termination without cause by us or the named executive officer delivering a notice of termination for good reason to us) that is not remedied within 30 days after a written demand for substantial performance is delivered to the named executive officer by the Chairman of our Board of Directors or the Chairman of the Compensation Committee or, in the case of named executive officers other than the chief executive officer, the chief executive officer, which specifically identifies the manner in which the named executive officer has not substantially performed his or her duties; or

  •
  the named executive officer's conviction by a court of law, admission in a legal proceeding that he is guilty or plea of nolo contendere, in each case, with respect to a felony.

        For purposes of the definition of the term "cause," no act or failure to act by a named executive officer will be considered "willful" unless it was done or omitted to be done by the named executive officer in bad faith and without reasonable belief that his or her action or omission was in, or not opposed to, our best interests.

        A termination by a named executive officer is for "good reason" if it is based on any of the following events:

  •
  any change in the duties or responsibilities (including reporting responsibilities) of the named executive officer that is inconsistent in any material and adverse respect (which may be cumulative) with named executive officer's position(s), duties, responsibilities or status with the company (including any adverse diminution of such duties or responsibilities), provided, however, that good reason shall not be deemed to occur upon a change in duties or responsibilities (other than reporting responsibilities) that is solely and directly due to us no longer being a publicly traded entity;

  •
  the failure to reappoint or reelect the named executive officer to any position held by him or her without his or her consent;

  •
  a material breach of the employment agreement by the company including but not limited to reduction in the named executive officer's base salary or other reduction in medical, dental, life or disability benefits (except to the extent such reductions apply consistently to all other senior executives); or

  •
  the relocation by the company of the named executive officer's principal workplace location more than 50 miles (35 miles for Mr. Pefanis and 25 miles for Mr. Ginsburg and Mr. Nevin) from the workplace location principally used by the named executive officer as of the date of the employment agreement. For Ms. Lessner's employment agreement, the parties agreed that this location is our facility located at 4221 West John Carpenter Freeway, Irving, Texas 75063.

        In addition, a termination by Ms. Lessner is also for "good reason" if it is based on the failure to offer a short-term incentive plan each year with a target bonus of not less than 60% of annual base salary and a potential to earn at least 100% of annual base salary (unless Ms. Lessner consents otherwise, to be paid no later than the end of the first calendar quarter after the year with respect to which such bonus relates).

        A termination by Mr. Ginsburg is also for "good reason" if it is based on any of the following events:

  •
  the appointment by our Board of Directors of our chief operating officer, chief financial officer or president over Mr. Ginsburg's written objection;

  •
  causing or permitting, without Mr. Ginsburg's consent, any person other than Mr. Ginsburg to present and recommend the business plan to the Board of Directors;

  •
  subject to restrictions under our bylaws as of the date of Mr. Ginsburg's employment agreement, July 23, 2004, reducing the hiring or firing authority of Mr. Ginsburg as in effect as of such date (it being understood, however, that Mr. Ginsburg will consult and collaborate with our Board of Directors prior to the hiring or firing of any senior manager of the company); or

  •
  the appointment of a Chairman of our Board of Directors (other than a Chairman who is not an executive or an officer of the company) without Mr. Ginsburg's consent.

        In addition, a termination by any of Mr. Ginsburg, Mr. Nevin or Mr. Pefanis is also for "good reason" if it is based on our failure to indemnify the named executive officer pursuant to the terms of his employment agreement with respect to any payments previously made to the named executive officer.

Payments upon a Termination in connection with a Change in Control

        Except for Ms. Lessner, each of our named executive officers will be entitled to certain benefits described if the executive's employment is terminated pursuant to a qualifying termination during the four-month period before or the 12-month period after a change in control, as defined in the named executive officer's employment agreement. A change in control means any of the following:

  •
  individuals who constituted our Board of Directors as of February 8, 2005, which persons are referred to as incumbent directors, and persons whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors then on the Board, which persons are also deemed to be incumbent directors, cease for any reason to constitute at least a majority of our Board of Directors;

  •
  any person, entity or any group (other than affiliates of Quadrangle Group LLC, MacKay Shields, LLC or Citibank International plc or certain of their affiliates, which are referred to as the specified debt holders, and certain other entities, including our employee benefit plans, underwriters temporarily holding securities pursuant to offering of such securities and any entity controlled by our named executive officer and our other employees) becomes a beneficial owner, directly or indirectly, of 33 1/3% of the combined voting power of our then outstanding securities eligible to vote for the election of our Board of Directors, unless a specified debt holder continues to beneficially own a greater number of our shares or has the right to direct the vote of a greater number of voting securities for our directors, than that held by such other person, entity or group;

  •
  a dissolution or liquidation of the company; or

  •
  a merger, consolidation, statutory share exchange, sale of all or substantially all of our assets or other similar business combination, unless:

  •
  more than 50% of the total voting power of the surviving parent corporation immediately following the business combination is represented by our voting securities that were outstanding immediately prior to the business combination;

  •
  no person (other than one or more specified debt holders, an employee benefit plan of a specified debt holder or the surviving parent corporation, or a group in which one or more specified debt holders holds a majority of the voting power of the subject securities held by such group) is or becomes the beneficial owner of more than 33 1/3% of the total voting power of the outstanding voting securities eligible to elect directors of the surviving parent corporation; and

  •
  at least a majority of the members of the board of directors of the surviving parent corporation following the completion of the business combination were our incumbent directors at the time that our Board of Directors approved the initial agreement providing for the business combination.

Tax Gross-up on Lump-Sum Insurance Related Payments

        We have agreed to reimburse each named executive officer for any income taxes that are payable by the executive as a result of the company, in lieu of providing post-termination medical, dental and life insurance benefits, electing to pay to the executive a lump sum payment, which is referred to as a lump sum insurance payment, based on the cost of premiums required to provide continuing medical, dental and life insurance coverage comparable to that available under our plans. We have also agreed to reimburse the executive for any income taxes that are payable by the executive as a result of our reimbursement to the executive for such income taxes that are payable by the executive.

        For purposes of the table above, we have assumed that we will not elect to pay any lump sum insurance payment. If we were to elect to pay a lump sum insurance payment, then we estimate, based on the current costs of the applicable premiums to the company, that the lump sum insurance payment to Mr. Ginsburg, Mr. Nevin, Mr. Pefanis, Ms. Lessner and Mr. Griffin would be $57,351, $50,578, $50,115, $10,386 and $27,435, respectively. We estimate that the associated tax gross-up payments (based upon a 35% federal income tax rate, a 1.45% Medicare tax rate and the applicable state income tax rate) would be $20,928, $18,457, $21,189, $3,786 and $10,000, to Mr. Ginsburg, Mr. Nevin, Mr. Pefanis, Ms. Lessner and Mr. Griffin, respectively.

280G Tax Gross-up

        Upon a change in control of the company, one or more of our named executive officers may be subject to certain excise taxes pursuant to Section 280G of the Code. Except for Ms. Lessner, we have agreed to reimburse each named executive officer for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total Section 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of:

  •
  any excise taxes that are imposed upon the executive as a result of the change in control,

  •
  any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount; and

  •
  any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement to the executive for any excise or income taxes.

        The calculation of the Section 280G gross-up amount in the above tables is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, and applicable state income tax rates of 6.45% for Kansas (applicable to portions of Mr. Ginsburg's and Mr. Nevin's compensation) and 8.97% for New Jersey (applicable to Mr. Pefanis's compensation). For purposes of calculating the Section 280G tax gross-up, we have assumed:

  •
  that no other federal, state, local or foreign taxes are applicable to any of the named executive officers;

  •
  that no amounts will be discounted as attributable to reasonable compensation; and

  •
  that no value will be attributed to the executive executing a non-competition agreement.

        With the exception of Ms. Lessner, the payment of the Section 280G tax gross-up amount will be payable to the executive for any excise tax incurred regardless of whether the executive's employment is terminated. However, the amount of the Section 280G tax gross-up will change based upon when the executive's employment with us is terminated because the amount of compensation subject to Section 280G will change. In the event that no compensation is subject to Section 280G, no Section 280G tax gross up will be paid.

        With the exception of Ms. Lessner's employment agreement, each named executive officer's employment agreement provides that he agrees to reduce the aggregate amount of any payments or benefits that constitute "parachute payments" under Section 280G of the Code to the extent necessary so that such payments and benefits do not equal or exceed three times the named executive officer's "base amount" (and therefore are not subject to the excise tax imposed by Section 4999); provided, however, that a named executive officer is not required to make any such reduction if the reduction necessary to cause such payments and benefits not to equal or exceed three times his "base amount" is more than $100,000.

SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWNERS

        This section includes information referenced in Part III, Item 10, Directors and Executive Officers of the Registrants, related to our executive officers, and Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, of our Annual Report on Form 10-K for the period ended December 31, 2007.

        The following table sets forth certain information, as of April 23, 2008, with respect to all persons known by us to be the beneficial owners of more than 5% of our outstanding Common Stock, each of our directors, each of our named executive officers and all of our directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Protection One, Inc., 1035 N. 3rd Street, Suite 101, Lawrence, KS 66044. Information in the table is based on such owners' Schedule 13D as filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of April 23, 2008(1)		Percent of Class
POI Acquisition, L.L.C. 375 Park Avenue, 14th Floor New York, NY 10152	11,803,887		46.64%
Monarch Alternative Capital LP 375 Park Avenue New York, NY 10152	5,901,942	(2)	23.32%
State Teachers Retirement Board of Ohio 275 East Broad Street Columbus, OH 43215	1,272,163		5.03%
Richard Ginsburg	602,691	(3)(8)	2.33%
Darius G. Nevin	387,437	(3)(8)	1.51%
Peter J. Pefanis	353,166	(3)(8)	1.38%
Kimberly Lessner	25,000	(3)	*
J. Eric Griffin	17,621	(3)	*
Raymond C. Kubacki	2,030	(9)	*
Robert J. McGuire	2,000	(6)	*
Henry Ormond	0	(7)	*
Steven Rattner	0	(4)	*
Thomas J. Russo	0		*
Edward F. Sippel	0	(10)	*
Michael Weinstock	0	(5)	*
Arlene M. Yocum	1,450		*
All directors and named executive officers as a group	1,391,395		5.25%

*
Each individual owns less than one percent of the outstanding shares of our Common Stock.

(1)
This column reflects our directors' and named executive officers' beneficial ownership of shares of our Common Stock.

(2)
Monarch Master Funding Ltd ("MMFL") holds 5,333,333 shares of our Common Stock directly. In addition, 533,071 shares are currently held by Monarch Debt Recovery Master Fund Ltd ("MDRMF") and 35,538 shares are currently held by Monarch Opportunities Master Fund Ltd ("MOMF"). Monarch Alternative Capital LP (formerly known as Quadrangle Debt Recovery Advisors LP) ("Monarch") is the advisor of each of these entities and may be deemed to share voting and/or dispositive power over shares held by them. However, Monarch disclaims beneficial ownership of such shares. Monarch GP LP is the general partner with regards to investment matters of Monarch and Monarch GP LLC is the sole general partner of Monarch GP LP. Monarch GP LP and Monarch GP LLC may be deemed to share voting and/or dispositive power with respect to the shares held by MMFL, MDRMF and MOMF, however both disclaim beneficial ownership of such shares.

(3)
Includes shares subject to options that are currently exercisable or that become exercisable within 60 days after April 23, 2008 as follows: Mr. Ginsburg, 522,091; Mr. Nevin, 320,769; Mr. Pefanis, 319,769; Ms. Lessner, 25,000 and Mr. Griffin, 10,917.

(4)
Mr. Rattner is a Managing Member of Quadrangle GP Investors LLC. Mr. Rattner disclaims beneficial ownership of the shares of our Common Stock that may be deemed beneficially owned by POI Acquisition, LLC ("POIA"), Quadrangle GP Investors LLC, Quadrangle GP Investors LP, Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP (collectively, the "Quadrangle Funds") or any affiliates or former affiliates thereof. As a result of the separation of the Monarch Alternative Capital LP and its affiliates from Quadrangle Group LLC and its affiliates, Mr. Rattner is no longer affiliated with the Monarch Shareholders and is therefore no longer required to disclaim beneficial ownership of shares beneficially owned by the Monarch Shareholders.

(5)
Mr. Weinstock is a member of Monarch Debt Recovery Master Fund Ltd and Monarch Opportunities Master Fund Ltd (collectively the "Monarch Funds"). Mr. Weinstock disclaims beneficial ownership of the shares of our Common Stock that may be owned or deemed beneficially owned by MMFL, MDRMF, MOMF, the Monarch Funds, Monarch or any affiliates thereof.

(6)
In accordance with the director compensation plan, Mr. McGuire was granted 1,000 and 2,000 of our Restricted Share Units (RSUs) in March of 2006 and 2005, respectively. One-fourth of the RSUs vest in each of the four years following the grant.

(7)
Mr. Ormond is a Principal of Quadrangle Group LLC and a Manager of POIA. Mr. Ormond disclaims beneficial ownership of the shares of our Common Stock that may be owned or deemed beneficially owned by POIA, the Quadrangle Funds or any affiliates or former affiliates thereof. As a result of the separation of the Monarch Alternative Capital LP and its affiliates from Quadrangle Group LLC and its affiliates, Mr. Ormond is no longer affiliated with the Monarch Shareholders and is therefore no longer required to disclaim beneficial ownership of shares beneficially owned by the Monarch Shareholders.

(8)
Amounts owned exclude SARs for Mr. Ginsburg, Mr. Nevin and Mr. Pefanis, granted on February 8, 2005 pursuant to the management incentive plan. See "Executive Compensation and Related Information—Compensation Discussion and Analysis" for information on the SAR grant, including the modification and reallocation of SARs in 2006.

(9)
Includes 1,450 shares subject to options that are currently exercisable.

(10)
Mr. Sippel is a Managing Principal of Quadrangle. Mr. Sippel disclaims beneficial ownership of the shares of our Common Stock that may be owned or deemed beneficially owned by POIA, the Quadrangle Funds or any affiliates or former affiliates thereof. As a result of the separation of the Monarch Alternative Capital LP and its affiliates from Quadrangle Group LLC and its affiliates, Mr. Sippel is no longer affiliated with the Monarch Shareholders and is therefore no longer required to disclaim beneficial ownership of shares beneficially owned by the Monarch Shareholders.

Executive Officers

        The following table sets forth the name, age and position of each person who serves as an executive officer.

Name	Age	Background
Richard Ginsburg	39	Mr. Ginsburg has served as our director and Chief Executive Officer since April 2001 and President since July 2001. He was a founder of Guardian International, Inc., a security monitoring company, and served as its President and Chief Executive Officer from August 1996 to April 2001.
Darius G. Nevin	50
		Mr. Nevin has served as our Executive Vice President and Chief Financial Officer since August 2001. He served as our director from November 2002 to May 2003. From October 1997 to August 2001, he was the Chief Financial Officer of Guardian International, Inc. For most of the ten years prior to October 1997, Mr. Nevin served in senior executive positions of a predecessor company to Security Technologies Group, Inc., a provider of electronic security systems and services to the commercial market.
Peter J. Pefanis	61
		Mr. Pefanis has served as our Chief Operating Officer since March of 2007. From September 2002 to March 2007, he was Executive Vice President of Protection One Alarm Monitoring, Inc., our wholly-owned subsidiary. He served as Senior Vice President from June 4, 2001 to September 30, 2002. From January 2001 until June 2001, Mr. Pefanis was Regional Vice President for SecurityLink, a provider of electronic security systems. Prior to that, he was East Area Director for Honeywell, Inc., a provider of electronic security systems.
Kimberly Lessner	48
		Ms. Lessner joined us as Executive Vice President and Chief Marketing Officer in March 2007. From 2001 to 2007 Ms. Lessner held various positions with Verizon Communications, where she most recently served as Vice President, Enterprise Target Marketing. Prior to joining Verizon, Ms. Lessner held various executive positions with GTE Corporation (which merged with Bell Atlantic to form Verizon), US West, Nissan Motor Corporation and Sears, Roebuck & Company.
J. Eric Griffin	49	Mr. Griffin has served as our Vice President, General Counsel and Secretary since December 2001. He served as Executive Director of Legal Services from May 2000 to December 2001.
Joseph R. Sanchez	47
		Mr. Sanchez has served as our Senior Vice President Customer Operations since June 2004. He served as Vice President Customer Operations from August 1999 to June 2004. Mr. Sanchez has been with us since 1990 and has held various manager and director level positions within the organization.
E. Andy Devin	45
		Mr. Devin has served as our Treasurer since September 2004 and our Vice President-Finance since August 2007. He has served as Vice President since 2001 and was our Controller from 1999 to July 2007. Prior to joining us, Mr. Devin held various positions with Westar Energy, our former majority owner, and prior to that spent seven years in public accounting.

Tony Wilson	40
		Mr. Wilson has served as President of Security Monitoring Services, Inc. (d/b/a CMS), our wholly owned subsidiary, since 1991. Mr. Wilson was one of the original founders of CMS and has served in various roles with the company since 1984.
Sarah Strahm	33
		Ms. Strahm has served as Chief Accounting Officer since August of 2007. Prior to joining us, Ms. Strahm spent nine years in public accounting with PricewaterhouseCoopers LLP where she most recently served as a senior manager.

        All of our officers are appointed by the Board and hold their respective offices until their respective successors have been appointed, or their earlier death, resignation or removal by the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        This section includes information referenced in Part III, Item 13, Certain Relationships and Related Transactions, and Director Independence, of our Annual Report on Form 10-K for the period ended December 31, 2007.

Related Party Policy and Procedures

        It is our current written policy to prohibit all related party transactions with us unless the Audit Committee (the "Committee") of the Board of Directors has determined in advance of the company entering into any such transaction that there is a compelling business reason to enter into such a transaction.

        There is a general presumption that a related party transaction with us will not be approved by the Committee. However, the Committee may approve a related party transaction if:

  (1)
  The Committee finds that there is a compelling business reason to approve the transaction, taking into account such factors as the absence of other unrelated parties to perform similar work for a similar price within a similar timeframe; and

  (2)
  The Committee finds that it has been fully apprised of all significant conflicts that may exist or otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest.

        We have adopted the provisions of Statement of Financial Accounting Standards No. 57, "Related Party Disclosures" for purposes of disclosing related party transactions. Executive officers, directors and selected members of management are routinely asked to disclose known related party transactions. In addition, our Code of Ethical Business Conduct (the "Code") includes provisions prohibiting any action that would constitute a conflict of interest. Any employee, officer or director who becomes aware of a conflict or potential conflict must bring it to the attention of the appropriate personnel as provided in the Code.

        During 2007, we were not a party to any transaction or series of similar transactions of a material amount in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had a direct or indirect material interest, other than in connection with the transactions described below:

Principal Stockholders Management Agreements

        On April 18, 2005, we entered into management agreements with each of Quadrangle Advisors LLC ("QA") and Quadrangle Debt Recovery Advisors LLC (now known as Monarch Alternative Capital LP, "Monarch LP," and together with QA, the "Advisors"), pursuant to which the Advisors, affiliates of the Principal Stockholders, provided business and financial advisory and consulting services to us in exchange for annual fees of $1.0 million (in the case of QA) and $0.5 million (in the case of Monarch LP), payable in advance in quarterly installments. The Principal Stockholders management agreements also provided that when and if the Advisors advised or consulted with our Board of Directors or senior executive officers with respect to an acquisition by the company, divesture (if we did not engage a financial advisor with respect to such divesture) or financing transaction, they could require us to pay additional fees in connection with any such transaction in an amount not to exceed 0.667% (in the case of QA) and 0.333% (in the case of Monarch LP) of the aggregate value of such transaction. The Principal Stockholders management agreements were terminated as of April 2, 2007 in connection with the completion of the IASG merger. Our Board of Directors concluded that it was in our best interests to terminate these arrangements with the Advisors upon completion of the IASG merger due, in part, to the Principal Stockholders' ownership interest in

Protection One decreasing to 70.0% from 97.1% and eliminating the Advisors' role providing business and financial advisory and consulting services to us.

        We paid the Advisors aggregate management fees of $2.7 million and $1.5 million in 2007 and 2006, respectively, pursuant to the terms of the management agreements. The 2007 amounts include $375,000 paid in connection with the termination of the management agreements, representing the second quarterly installments of the 2007 annual fees due to the Advisors under the management agreements, and approximately $1.9 million for services rendered in connection with the IASG merger, or 1% of the aggregate value of the IASG merger. The $1.9 million fee was capitalized as a direct cost of the IASG merger.

Board of Directors and Amended Bylaws

        If and for so long as POI Acquisition, L.L.C. owns at least 40% of the outstanding shares of our Common Stock, it shall have the right to elect to increase the size of the Board by two directors, which it shall be entitled to designate.

        In accordance with the stockholders agreement, we amended our bylaws following the restructuring in 2005. The stockholders agreement also includes voting agreements, certain restrictions on the transfer of our Common Stock, drag-along rights in favor of POI Acquisition, L.L.C. and tag-along rights in favor of Monarch, all upon customary terms and subject to certain customary exceptions (including exceptions for certain transfers among affiliates). In addition, the stockholders agreement provides the Principal Stockholders with the right to participate on a proportional basis in any future equity issuance by us, except for issuances pursuant to registered public offerings, business combination transactions or officer, employee, director or consultant arrangements.

Registration Rights Agreement

        As a condition to the consummation of the debt-for-equity exchange, we entered into a registration rights agreement with POI Acquisition, L.L.C. and Monarch. The registration rights agreement provides, among other things, that we will register, upon notice, shares of our Common Stock owned by such parties. Under the registration rights agreement, POI Acquisition, L.L.C. is permitted up to four demand registrations and Monarch is permitted up to two demand registrations, subject to certain conditions described in the agreement. POI Acquisition, L.L.C. and Monarch also received piggyback registration rights whereby they shall have the opportunity to register their securities pursuant to any registration statement we may file in the future, subject to certain conditions. We are also obligated to pay certain of their expenses pursuant to the registration of their securities under the registration rights agreement.

2008 Credit Agreement

        On March 14, 2008, Protection One Alarm Monitoring, Inc. ("POAMI"), as borrower, Protection One, Inc., the lenders party thereto, Lehman Brothers Inc., as syndication agent, and Bear Stearns Corporate Lending Inc., as administrative agent, entered into a Credit Agreement (the "Credit Agreement") for an unsecured term loan in the amount of $110,340,000 (the "Term Loan") due March 14, 2013. The Term Loan lenders include, among others, entities affiliated with Quadrangle Group, Monarch Alternative Capital LP and Arlon Group. Three of our directors, Mr. Ormond, Mr. Rattner and Mr. Sippel, are affiliated with Quadrangle Group, one, Mr. Weinstock, is affiliated with Monarch Alternative Capital LP, and one former director, Mr. Tanner, is affiliated with Arlon Group.

        The Credit Agreement provides that interest will accrue on the outstanding principal amount of the Term Loan at the prime rate (as defined in the Credit Agreement) plus 11.5% per annum, with interest payments due semi-annually on each March 14th and September 14th. Principal amounts outstanding under the Term Loan may be prepaid in part or in full provided that any principal prepayments made prior to March 14, 2009 will be subject to a make-whole premium as described in the Credit Agreement.

        The Credit Agreement contains covenants, including, among other things, covenants that restrict the ability of POAMI, Protection One and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, issue certain equity securities that mature or have redemption features or engage in certain mergers, consolidations or dispositions. If an event of default under the Credit Agreement shall occur and be continuing, the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Audit Committee Report

        The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Information Statement by reference, except to the extent we incorporate this Report by specific reference.

        The Audit Committee of the Board of Directors has:

  •
  Reviewed and discussed with management, management's presentation of the audited financial statements;

  •
  Discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and Rule 2-07 of Security and Exchange Commission Regulation S-X; and

  •
  Received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP its independence.

        In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007. Ms. Yocum became a member of the Audit Committee after the recommendation to the Board was made.

        The preceding report has been furnished by the following members of the Audit Committee:

  Robert J. McGuire (Chair)
  Raymond C. Kubacki

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        This section includes information referenced in Part III, Item 14, Principal Accountant Fees and Services, of our Annual Report on Form 10-K for the period ended December 31, 2007.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for fiscal years ended December 31, 2007 and 2006 are as follows:

	For the year ending December 31, 2007	Percentage of service approved by the Audit Committee	For the year ending December 31, 2006	Percentage of service approved by the Audit Committee
Audit fees(a)	$1,180,573	100%	$542,926	100%
Audit-related fees(b)	325,096	100%	136,251	100%
Tax fees	—	—	—	—
All other fees	—	—	—	—

Total fees	$1,505,669		$679,177

(a)
Includes fees for the respective year-end audit.

(b)
Includes fees for the audits of our employee benefit plans, our Form S-3 filing, our amendment to our S-4 filing, and fees related to the IASG Merger in 2007. Includes fees for the audits of our employee benefit plans, SEC comment letter, recapitalization adjustments and our Form S-4 filing with the SEC for 2006.

        The Audit Committee of our Board reviewed the services provided by Deloitte & Touche LLP, along with the fees related to such services. The Audit Committee reviews audit fees to be paid to and other services to be provided by the independent registered public accountants. The Audit Committee has considered, and will consider, whether the provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm.

        The Audit Committee charter, which was adopted on March 11, 2005, provides that the Audit Committee will review and pre-approve all audit and non-audit services (excluding prohibited non-audit services as defined in the Sarbanes-Oxley Act of 2002) to be provided to us by our independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). The Audit Committee may consult with management in making its decision, but it may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee. This authority was delegated by the Audit Committee to Mr. McGuire at the March 11, 2005 meeting of the Audit Committee. The Audit Committee has established policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

        The Audit Committee will periodically assess the suitability of our independent registered public accountants, taking into account all relevant fees and circumstances, including the qualifications of other accounting firms. Deloitte & Touche LLP will serve as our independent registered public accountants for 2008. Representatives from Deloitte and Touche LLP will not be in attendance at the annual meeting.

PROPOSAL NO. 2

APPROVAL OF THE PROTECTION ONE, INC.
2008 LONG-TERM INCENTIVE PLAN

DESCRIPTION OF THE PLAN

        The 2008 Long-Term Incentive Plan (the "2008 LTIP") is a proposed equity compensation plan that is being submitted to our stockholders for approval in order to satisfy certain requirements of the Marketplace Rules of The Nasdaq Stock Market and certain requirements of the Internal Revenue Code of 1986, as amended, and regulations thereunder, which we refer to collectively as the Code, relating to deductibility of certain performance-based executive compensation. The 2008 LTIP is similar to our 1997 Long-Term Incentive Plan in that both plans provide for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted shares and restricted share units, performance awards and other equity-based awards. No further grants of equity awards can be made under the 1997 Long-Term Incentive Plan. Under the 2004 Stock Option Plan, there currently are 253,973 shares reserved for future option grants.

        A copy of the 2008 LTIP is attached to this Information Statement as Appendix A. The following summary of the 2008 LTIP is qualified in its entirety by reference to such copy.

  Purposes

        The purposes of the 2008 LTIP are to:

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  align the interests of our stockholders and the recipients of awards under the 2008 LTIP by increasing the proprietary interest of such recipients in our growth and success;

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  advance our interests by attracting and retaining for the company the services of directors, officers and other key employees, consultants and agents; and

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  motivate such persons to act in the long-term best interests of our stockholders.

  Administration

        The 2008 LTIP will be administered by the Compensation Committee of our Board of Directors or such other committee as may in the future be appointed by the Board and, in the case of awards that are not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, may be administered by the Board. We refer to such committee or the Board in its capacity as administrator of the 2008 LTIP as the "Committee." When a committee administers the 2008 LTIP with respect to participants who are "covered employees" within the meaning of Section 162(m) of the Code or who are executive officers or other persons subject to Section 16 of the Exchange Act, each member of such Committee who does not recuse himself or herself from such action must be both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code.

        Among the powers granted to the Committee are the authority to interpret the 2008 LTIP, establish rules and regulations for its operation, select eligible persons to receive awards under the 2008 LTIP and determine the form and amount and other terms and conditions of such awards. The 2008 LTIP authorizes the Committee to delegate its authority under the 2008 LTIP in certain circumstances; provided, however, that only the Committee may select and grant awards to employees who are subject to Section 16 of the Exchange Act or who are "covered employees," as defined in Section 162(m) of the Code.

  Available Shares

        The 2008 LTIP provides for awards to be made in respect of a maximum of 1,500,000 shares of Common Stock. Shares of Common Stock that are the subject of awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered thereby are not issued or are exchanged for awards that do not involve Common Stock will again immediately become available for awards under the 2008 LTIP.

        In the event of certain changes affecting the outstanding shares of Common Stock (including, but not limited to, a stock split or reverse stock split, payment of a stock dividend, recapitalization, reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), repurchase or share exchange or other relevant changes in our capitalization), outstanding awards under the 2008 LTIP will be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms and conditions of, such awards to reflect such changes in the outstanding Common Stock and to prevent dilution or enlargement of participants' rights under the 2008 LTIP. Also, in the event of any such changes in the outstanding Common Stock, the aggregate number of shares available for grant of awards under the 2008 LTIP also may be adjusted by the Committee.

        As of April 23, 2008, the closing sales price of the Common Stock as reported on the NASDAQ Global Market was $9.18 per share.

  Eligibility for Participation

        The individuals eligible to participate in the 2008 LTIP are our directors, officers, employees and other service providers whose performance can have an effect on our success (approximately 3,200 persons); however, it is expected that awards will be limited to directors, executive officers and key employees. The selection of participants is within the discretion of the Committee.

  Types of Awards

        The 2008 LTIP provides for the grant of any or all of the following types of awards:

  •
  stock options, including options that qualify as "incentive stock options" under Section 422 of the Code and options that do not so qualify ("nonqualified options");

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  stock appreciation rights;

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  restricted shares and restricted share units;

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  performance awards; and

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  other equity-based awards.

        Such awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards also may be made in combination or in tandem with, as alternative to, or as the payment for, grants or rights under any of our other employee or compensation plans or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

        All awards will be embodied in an agreement and will be subject to the terms and conditions of the 2008 LTIP; in addition, the Committee may, in its sole judgment, subject any award to such other terms or conditions as the Committee deems appropriate, provided that such additional terms and conditions are not inconsistent with the terms of the 2008 LTIP.

        Awards may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution. A participant may designate a beneficiary to exercise such person's rights and receive distributions under the 2008 LTIP upon such person's death.

        Stock Options.    Options are rights to purchase a specified number of shares of Common Stock at a specified price. Options granted under the 2008 LTIP may be incentive stock options, nonqualified stock options or a combination of both; provided, however, that only our employees (including directors who are also employees) will be eligible to receive incentive stock options. The Committee will, with regard to each stock option, determine the number of shares and the exercise price per share of Common Stock subject to the option, the date or dates on which the option becomes exercisable and the option's term, subject to the limitations described below.

        The exercise price of an option (whether an incentive stock option or a nonqualified stock option) may not be less than 100% of the fair market value of the Common Stock on the effective date of the option's grant, except that the exercise price of an incentive stock option granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock shall not be less than 110% of the fair market value of the Common Stock on the effective date of the option's grant. The aggregate fair market value of the shares of Common Stock for which incentive stock options may first be exercisable by an optionee during any one calendar year may not exceed $100,000. No incentive stock option may be granted after the 10th anniversary of adoption of the 2008 LTIP.

        Upon exercise of an option, the exercise price may be paid in full in cash or if the participant so elects, by delivering previously acquired shares of Common Stock or surrendering another award or, in the case of nonqualified stock options, by withholding shares that otherwise would be acquired on exercise, in each case as determined by the Committee. The Committee will determine acceptable methods for tendering shares of Common Stock or other awards to exercise an option. The Committee also may provide for procedures to permit the exercise of options by use of proceeds to be received from the sale of shares of Common Stock issuable pursuant to an option.

        Stock Appreciation Rights.    A stock appreciation right (a "SAR") is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the right is exercised (or another specified valuation) over a specified exercise price. A SAR may be granted under the 2008 LTIP to the holder of an option with respect to all or a portion of the shares of Common Stock subject to such option or may be granted separately. For SARs granted in tandem with options, the exercise price will be the same as the exercise price of the option. For other SARs, the exercise price will be determined by the Committee, but shall be no less than the fair market value of the Common Stock on the date the SAR is granted.

        The terms and conditions applicable to any SAR, including the term and the date or dates on which the SARs become exercisable, will be determined by the Committee. Upon the exercise of a SAR granted in tandem with an option, the related option will be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which such SAR is exercised. Upon the exercise or termination of an option, the related SAR, if any, will be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which the option was exercised or terminated.

        Restricted Shares and Restricted Share Units.    Restricted shares are shares of Common Stock that may not be sold, pledged or otherwise transferred or encumbered until the expiration of a specified period and that generally will be forfeited if the participant's employment by the company terminates prior to the end of such period; restricted share units are rights to receive shares of Common Stock or cash at the end of a specified period and that are subject to restrictions on transfer and/or conditions of forfeiture similar to those imposed on restricted shares. In addition to or in lieu of a specified period of time, the Committee may establish a performance goal that must be achieved as a condition of retention of the shares. Restrictions may be removed as to some or all of the shares or units upon the occurrence of events determined by the Committee in its sole discretion to justify such removal. The recipient of restricted shares generally is entitled to receive dividends paid on, and vote, the restricted shares, unless forfeited.

        Performance Awards.    A performance award involves the grant of a right to receive cash, shares of Common Stock, other awards or other property upon the satisfaction of certain performance-related objectives specified in the granting instrument. A performance award will be paid, vested or otherwise deliverable solely upon the attainment during a specified period or periods of one or more pre-established, objective performance goals established by the Committee. A performance goal may be based upon one or more business criteria that apply to the participant, one or more of our subsidiaries or the company as a whole. Subject to the foregoing, the terms and conditions applicable to any performance award will be determined by the Committee. Performance awards may be payable in a single payment or in installments, and at such time or times as the Committee may determine, and may be subject to such restrictions on transfer, forfeiture provisions and other limitations as the Committee may specify.

        Other Incentive Awards.    The Committee may grant other awards under the 2008 LTIP based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee determines that such other incentive awards are consistent with the purposes of the 2008 LTIP. Payment of other incentive awards shall be made at such times and in such forms, which may be cash, shares of Common Stock, other awards under the 2008 LTIP, or other property, as established by the Committee.

  Tax Withholding

        To satisfy applicable withholding tax requirements, the Committee may require payment from an employee, may withhold from payments made under the 2008 LTIP, or may withhold from other compensation payable to the employee.

  Change in Control

        The 2008 LTIP provides that in the event of a change of control (as defined in the 2008 LTIP) unless otherwise provided in the related award agreement, the Committee may, on a participant-by-participant basis:

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  accelerate the vesting on all outstanding options and/or SARs and terminate such options or SARs immediately prior to the change in control, provided the participant has been given prior written notice of the change in control and of the Committee's intention to cancel the Options and/or SARs;

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  fully vest and/or accelerate the restriction period for any awards outstanding under the 2008 Plan;

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  terminate an award outstanding under the 2008 Plan immediately prior to the change in control, provided the participant has been given prior written notice of the change in control and the Committee's intention to cancel the award, and further provided, however, that during such notice period, the participant will be able to give notice of exercise of any portion of the award that will become vested upon the change in control (with the actual exercise being contingent on the occurrence of the change in control);

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  after giving the participant a chance to exercise any outstanding options and/or SARs, terminate any or all of such unexercised options and/or SARs;

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  cancel any outstanding award under the 2008 Plan with respect to all common stock for which the award remains unexercised or for which the award is subject to forfeiture in exchange for a cash payment equal to the excess of the price per share of common stock to be received by stockholders in the change of control transaction, or if the Committee determines, another measures of the fair market value of a share of common stock, over the exercise price of an option and/or SAR, or the unpaid purchase price (if any) of restricted stock;

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  require that the Award be assumed by the successor corporation or that Awards for shares or other interest in the successor corporation with equivalent value be substituted for such Award; or

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  take such other action as the Committee deems reasonable under the circumstances to permit the participant to realize the value of an award outstanding under the 2008 Plan.

        The Committee, in its sole discretion, has the authority to determine the application of the foregoing provisions.

  Amendment; Term.

        No award may be granted under the 2008 LTIP after June 4, 2018. Our Board of Directors may at any time amend or otherwise modify, suspend or terminate the 2008 LTIP without the consent of 2008 LTIP participants or our stockholders for the purpose of addressing any change or changes in applicable law or for any other purpose permitted by law. Notwithstanding the foregoing, no such modification that would impair the rights of any 2008 LTIP participant under any award then outstanding will be binding on that award without the consent of such participant.

  Tax Aspects

        Set forth below is a summary of the federal income tax consequences to us and participants in the 2008 LTIP as a result of the grant and exercise or settlement of awards under the 2008 LTIP. The summary is based on applicable provisions of the Code and other existing laws, Treasury regulations thereunder, judicial decisions and IRS rulings in effect as of the date of this Information Statement, all of which are subject to change. Moreover, the following discussion is intended to provide only an overview of the U.S. federal income tax laws that are generally applicable to awards granted under the 2008 LTIP as of the date of this Information Statement. Persons in differing circumstances may have different tax consequences. This discussion is not to be construed as tax advice.

  Stock Options

        Incentive Stock Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less, the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

        The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

        We are not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, we may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

        Nonqualified Stock Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized and, therefore, we must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide us with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.

        The basis of shares transferred to an optionee pursuant to the exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

        Payment of Option Price with Previously Owned Shares.    If an optionee transfers previously held shares (other than shares acquired pursuant to exercise of an incentive stock option that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an incentive stock option or nonqualified stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the exercise price. However, the optionee would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above. In addition, if the previously held shares surrendered are incentive stock option shares which have not been held for the requisite holding period, the optionee will recognize taxable income in the manner described above. That number of shares received upon exercise which equals the number of shares surrendered therefor in satisfaction of the exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the optionee, plus the amount of compensation income recognized by the optionee under the rules described above.

  Stock Appreciation Rights

        There will be no federal income tax consequences to either the participant or us upon the grant of a SAR. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to a SAR in an amount equal to the aggregate amount of cash and the fair market value of any shares of Common Stock received. Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income.

  Restricted Shares

        If the restrictions on an award of restricted shares are of a nature such that the award is both subject to a substantial risk of forfeiture and is not "freely transferable" within the meaning of Section 83 of the Code, the participant will not recognize income for federal income tax purposes at the time of the award unless such participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the participant will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. We will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted shares are received, the participant will recognize ordinary income at the time of the receipt of the restricted shares and we will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted shares. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted shares, but, if the restricted shares are subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted shares. Dividends paid to a participant holding restricted shares before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

        If the restrictions on an award of restricted shares are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. We will be entitled to a deduction at such time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

  Restricted Share Units

        There will be no federal income taxes consequences to either the participant or us upon the grant of a restricted share unit. Upon the exercise of a restricted share unit, the tax consequences to both the participant and us will be similar to those described above for Restricted Shares.

  Performance Awards

        There will be no federal income tax consequences to either the participant or us upon the grant of performance awards. Generally, unless performance awards are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to performance awards in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, we generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income. If performance awards are restricted in a manner such that they both are subject to a substantial risk of forfeiture and are not freely transferable, the participant's and our tax consequences will be similar to the consequences described above for restricted shares.

        Limitations on our Compensation Deduction.    In order for the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

        Our ability to obtain a deduction for future payments under the 2008 LTIP also could be eliminated by the "golden parachute" payment rules of Section 280G of the Code, which prevents us from deducting certain "excess parachute payments" made in connection with a change in control of an employer-corporation. Very generally, excess parachute payments arise from certain payments made to disqualified individuals that are in the nature of compensation and are contingent on certain changes in our ownership or control. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, shareholders or highly-compensated individuals. Accelerated vesting or payment of awards under the 2008 LTIP upon a change in our ownership or control could result in excess parachute payments. In addition to the deduction limitation applicable to us, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

        Finally, Section 162(m) of the Code limits the deduction that we may take for otherwise deductible compensation payable to certain of our executive officers to the extent that compensation paid to such officers for such year exceeds $1 million. However, an exception to the limitations of Section 162(m) applies in the case of certain compensation that is performance-based. It is intended that the description of the 2008 LTIP contained in this Information Statement and the approval of the 2008 LTIP by the holders of the Common Stock at the annual meeting will satisfy certain requirements for the performance-based exception and that we will endeavor to comply with the requirements of the Code and Treasury regulations Section 1.162-27 with respect to the grant and payment of certain performance based awards under the 2008 LTIP so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy the requirements for the exception and we may, in our sole discretion, determine that in one or more cases it is in our best interests to not satisfy the requirements for the performance-based exception.

  New Plan Benefits

        Under the 2008 LTIP, we anticipate granting each non-executive director who is not affiliated with our Principal Stockholders approximately $65,000 in restricted stock units based on the closing price of the Common Stock on the date of the annual shareholder meeting each year. The restricted stock units would vest 25% per year on the 1st through 4th anniversaries of the grant date. The total dollar value in restricted stock units to be granted to such directors on the date of the 2008 annual meeting would equal approximately $260,000, as shown in the table below. The amount of awards and compensation that would accrue to directors who are affiliated with our Principal Stockholders, our executive officers and other employees pursuant to the 2008 LTIP would depend on future grants, if any, and cannot be determined at this time.

2008 Long-Term Incentive Plan

Name and Position	Dollar Value of Anticipated 2008 Restricted Stock Unit Grants ($)	Number of Units
Non-Executive Director Group	$260,000	Varies

  Equity Compensation Plan Data

        The following chart provides information regarding compensation plans (including individual compensation arrangements) under which our equity securities were authorized for issuance as of December 31, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2004 Stock Option Plans	1,701,329	$7.18	253,973
Prior Stock Plans	736,336	$37.02	0
Any equity compensation plans not approved by security holders	—	$0.00	—
Total	2,437,665	$16.19	253,973

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors are required to file certain reports with the Securities and Exchange Commission. These reports disclose the amount of our Common Stock that is held by our executive officers and directors, in addition to changes in their ownership of stock. Copies of these reports are required to be furnished to us. We believe that all of our current executive officers, directors and beneficial owners of more than 10% of our Common Stock filed all reports required for 2007 by Section 16(a) of the Exchange Act on a timely basis. Our belief that all required filings were made is based solely on our review of the copies of reports furnished to us, or on written representations to us that no such reports were required.

Code of Ethics

        We have adopted a code of ethics that applies to all employees, including executive officers and senior financial and accounting employees. It is our policy to comply strictly with the letter and spirit of all laws affecting our business and the conduct of our officers, directors and employees in business matters. We make available the code of ethics, free of charge, on our website at www.protectionone.com and by responding to requests addressed to our investor relations department. The investor relations department can be contacted by mail at Protection One, Inc., Attn: Investor Relations, 1035 N. 3rd Street, Suite 101, Lawrence, KS 66044 or by calling (785) 856-9368.

Stockholders Sharing an Address; Copies of Annual Report

        We are sending only one Annual Report and Information Statement to two or more stockholders that share an address unless we receive contrary instructions from any beneficial owner at that address. This "householding" practice reduces our printing and postage costs. However, if a beneficial owner at such an address wishes to receive separate annual reports or information statements this year or in the future, he or she may contact our transfer agent, BNY Mellon Shareowner Services, by mail at 480 Washington Boulevard, Jersey City, NJ 07310, by telephone at 800-898-5324 or by e-mail at shrrelations@bnymellon.com. If you are a stockholder of record receiving multiple copies, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request to Protection One, Inc., Attn: Corporate Secretary, 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044. A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 also may be obtained through the internet at the Securities and Exchange Commission's website www.sec.gov or our website www.protectionone.com.

Stockholder Proposals

        Stockholder proposals intended to be included in our information statement or proxy statement, as applicable, for our 2009 annual meeting of stockholders must be addressed to the attention of our Corporate Secretary and received at our principal executive offices at 1035 N. 3rd Street, Suite 101, Lawrence, Kansas 66044 by January 15, 2009. For other stockholder proposals intended to be presented at the 2009 annual meeting (but not in our information statement or proxy statement), the deadline is March 31, 2009.

Other Business

        The Board is not aware of any matter to be presented at the meeting other than the matters described above.

                      By Order of the Board of Directors,

                      J. ERIC GRIFFIN
                      Corporate Secretary

Lawrence, Kansas
May 15, 2008

Appendix A

PROTECTION ONE, INC.
2008 LONG-TERM INCENTIVE PLAN

        1.    Purposes.    The purposes of this 2008 Long-Term Incentive Plan (as from time to time amended, the "Plan") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining for the Company and its Subsidiaries the services of directors, officers and other key employees, consultants and agents, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders.

        2.    Definitions.    For purposes of the Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

  (a)
  "Affiliate" means any entity other than the Company and its Subsidiaries (i) of which the Company directly or indirectly owns stock having at least 50% of the combined voting power of all classes of stock of such entity or, if such entity does not have shares of stock outstanding, at least 50% of the ownership interests in such entity, and (ii) that is designated by the Board or the Committee as a participating employer under the Plan.

  (b)
  "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award or Other Share-Based Award granted to an Eligible Employee or other eligible person under the Plan, or any combination of the foregoing.

  (c)
  "Award Agreement" means the written agreement or other instruments or documents, including an electronic communication, as may from time to time be designated by the Company as evidencing an Award granted under Plan.

  (d)
  "Beneficiary" means as to any Participant the individual or individuals, or the trust or trusts, that have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company as to receive the benefits specified under the Plan upon the death of such Participant or, if there is no such designated individual or trust or surviving designated individual or trust, then the individual or individuals, or the trust or trusts, entitled by will or the laws of descent and distribution to receive such benefits.

  (e)
  "Board" means the Board of Directors of the Company.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

  (g)
  "Committee" means the Compensation Committee of the Board or, if applicable, other committee of two or more directors designated by the Board to administer the Plan; provided, however, that directors appointed as members of the Committee shall not be employees of the Company or any "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee, and no action of the Committee shall be void or invalid due to the participation of a member who is not a Qualified Member. Notwithstanding the foregoing, the full Board may also administer the Plan from time to time and take action relating to Awards that are not intended to qualify as "performance-based compensation" within the meaning of

    Section 162(m) of the Code and regulations thereunder, and in such capacity the Board shall constitute the Committee.

  (h)
  "Common Stock" means the common stock, par value $.01 per share, of the Company.

  (i)
  "Company" means Protection One, Inc., a Delaware corporation, or a successor.

  (j)
  "Director" means a member of the Board.

  (k)
  "Eligible Employee" means an employee of the Company or any of its Subsidiaries or Affiliates, including any Director who is an employee.

  (l)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

  (m)
  "Fair Market Value" means, with respect to shares of Common Stock, the fair market value of such Common Stock, determined as follows: if on the date of grant of an Award or other determination date the Common Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Common Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the grant date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

  (n)
  "ISO" means any Option intended to be and designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

  (o)
  "Non-Employee Director" means a director of the Company that is not an officer or employee of the Company or any of its Subsidiaries.

  (p)
  "NQSO" means any Option that is not an ISO.

  (q)
  "Option" means a right granted under Section 5(b) to purchase shares of Common Stock.

  (r)
  "Other Share-Based Award" means a right granted under Section 5(g) that relates to or is valued by reference to shares of Common Stock.

  (s)
  "Participant" means an Eligible Employee, a Non-Employee Director or a consultant or agent of the Company who has been granted an Award.

  (t)
  "Performance Award" means a right, granted under Section 5(f) and contingent upon the attainment of specified performance criteria during a specified performance period, to receive one share of Common Stock (which may be a Restricted Share) or, in lieu thereof, the Fair Market Value of such Performance Award in cash.

  (u)
  "Performance Criteria" means the criteria, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period (as defined in Section 5(d)(i)) or Performance Period (as defined in Section 5(f)(i)) as a condition to the holder's receipt, in the case of an Award of Restricted Shares, of the shares of Common Stock subject to such award, or, in the case of an Award of Restricted Share Units or a Performance Award, of payment with respect to such Award. Such criteria may include, but are not limited to, revenues, EBITDA, cash flow, earnings per share, return on equity, market shares, customer satisfaction goals or performance against budget (whether applicable to the Company or any relevant Subsidiary or business unit), comparisons with competitor companies or groups and with stock market indices, the attainment by a share of Common Stock or a specified Fair Market Value for a specified period of time, or any combination thereof. Performance criteria may vary from Participant to Participant and between groups of Participants.

  (v)
  "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Regulation 1.162-27(e)(3) under Section 162(m) of the Code.

  (w)
  "Restricted Shares" means a grant under Section 5(d) of shares of Common Stock the rights of ownership of which are subject to restrictions and/or to a risk of forfeiture prescribed by the Committee.

  (x)
  "Restricted Share Unit" means a grant under Section 5(e) of shares of Common Stock or cash at the end of a specified deferral period and subject to restrictions and/or to a risk of forfeiture prescribed by the Committee.

  (y)
  "Rule 16b-3" means Rule 16b-3 adopted by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan and Participants.

  (z)
  "SAR" or "Share Appreciation Right" means a right granted under Section 5(c) that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise, over (ii) the exercise price of the SAR as determined by the Committee, which shall be no less than the Fair Market Value of a share of Common Stock on the date of grant (and which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

  (aa)
  "Subsidiary" means any corporation of which the Company owns, directly or indirectly, shares possessing at least 80% or more of the total combined voting power of all classes of stock of such corporation.

        3.    Administration.

  (a)
  Authority of the Committee.    The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

  (i)
  to designate Affiliates;

  (ii)
  to select Eligible Employees, Non-Employee Directors, consultants and agents to whom Awards may be granted;

  (iii)
  to determine the type or types of Awards to be granted;

  (iv)
  to determine as to each Participant the form, amount and timing of each Award granted to such person and, if applicable, the number of shares of Common Stock, the number of SARs and/or the number of Restricted Shares and Performance Shares subject to such Award, the applicable exercise price, grant price or purchase price and any basis for adjusting the same, the time and conditions of exercise or settlement of the Award (including, if applicable, performance criteria, the restrictions or conditions, if any (and any schedule for lapse of such restrictions or conditions) relating to exercisability, transferability or forfeiture of such Award, and the circumstance under which such restrictions, conditions or schedules may be accelerated or waived), all other terms and conditions of such Award and all other matters to be determined in connection with an Award, based in each case on such considerations as the Committee shall determine;

    (v)
    to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Common Stock, other Awards or other property;

    (vi)
    to prescribe the form of each Award Agreement, which need not be identical for each Participant;

    (vii)
    to adopt, amend, waive, suspend and rescind such rules and regulations, and appoint such agents, as the Committee may deem necessary or advisable to administer the Plan;

    (viii)
    to correct any defect, supply any omission, reconcile any inconsistency and resolve any ambiguity in the Plan and to construe and interpret the Plan and any Award, Award Agreement or other instrument or document hereunder,

    (ix)
    to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

    (x)
    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

  (b)
  Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, Eligible Employees and other persons eligible to participate in the Plan, Participants, any person claiming any rights under the Plan from or through a Participant and stockholders of the Company. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting such power or authority or any other power or authority of the Committee.

    At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by the Committee, but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members, or by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members; and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company will be taken either by such a subcommittee or by the Committee, but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members, or by the Board. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) or by the Board, shall be the action of the Committee for purposes of the Plan. Notwithstanding the foregoing, the fact that a Committee member shall fail to qualify as a Qualified Member shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

    The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate, subject to such terms as the Committee shall determine, the performance of the administrative functions of the Committee hereunder. In addition, the Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer and President and/or such other executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Chief Executive Officer and President and/or any other executive officer or officers of the Company with regard to (i) the selection for participation in the Plan of (A) any person deemed to be a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding or (B) an officer or other person subject to Section 16 of the Exchange Act, or (ii) decisions concerning the type, form, amount, pricing or timing of an Award to any officer or to any employee or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

  (c)
  Limitation of Liability.    Each member of the Committee and each other person to whom the Committee delegates any of its power and authority hereunder shall be entitled to rely or act, in good faith, upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants or legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no person acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any person acting on behalf of the Committee shall, to the maximum extent permitted by law, be fully indemnified, reimbursed and otherwise protected by the Company with respect to any such action, determination or interpretation or any claim, loss, damage or expense (including, but not limited to, attorneys' fees) arising therefrom.

        4.    Shares Subject to the Plan.

  (a)
  Subject to adjustment as provided in Section 4(c) hereof and to the limitations set forth below, the total number of shares of Common Stock as to which Awards may be granted shall be one million five hundred thousand (1,500,000), all of which may be granted as ISOs. Such number of shares shall be reduced by the sum of (i) the aggregate number of shares of Common Stock that are issued as Restricted Shares or as "bonus stock" under Section 5(g), and (ii) the aggregate number of shares of Common Stock that become subject to outstanding Options, outstanding SARs not granted in tandem with an Option, and outstanding Performance Awards. If and to the extent that shares of Common Stock subject to an outstanding Award are not issued or delivered by reason of the expiration, surrender, cancellation, forfeiture or other termination of that Award, the settlement of such Award in cash or the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an Award or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such shares of Common Stock shall again be available for Awards under the Plan.

  (b)
  Shares of Common Stock to be issued or delivered under this Plan shall be authorized and unissued shares, treasury shares or shares acquired by purchase in the open market or in one or more private transactions.

  (c)
  If and to the extent that the Committee shall determine that any share dividend, share split or reverse split, recapitalization, reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), repurchase or share exchange or other corporate transaction or event affects the outstanding shares of Common Stock such that an adjustment in outstanding Awards is appropriate to reflect such change and to prevent dilution or enlargement of the rights of Participants under the Plan, then, subject to Section 7, the Committee shall make such equitable changes or adjustments in the Plan and outstanding

    Awards as the Committee deems appropriate, including, but not limited to, by adjusting (including, without limitation, as applicable, by substituting) any or all of (i) the number and kind of shares that may thereafter be issued under the Plan (which may be, without limitation, shares of an acquiring entity that assumes the Plan), (ii) the number and kind of shares, other securities, cash or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided, however, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise, and with respect to NQSOs and SARs, such adjustment shall be made in accordance with Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of (including, but not limited to, the performance objectives included in) Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the immediately preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, rules, regulations or accounting principles; provided, further, that if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m) of the Code.

        5.    Specific Terms of Awards.

  (a)
  General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

  (b)
  Options.    The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Participants on the following terms and conditions:

  (i)
  Number of Shares and Exercise Price.    The number of shares of Common Stock subject to an Option and the exercise price per share of Common Stock purchasable upon exercise of such Option shall be determined by the Committee, provided, that the exercise price of each Option shall be no less than the Fair Market Value of the Common Stock on the date the Option is granted, subject to subsection (iii)(B).

  (ii)
  Time and Method of Exercise; Other Terms.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the method or methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, shares of Common Stock, notes or other property, net share settlement or similar procedure involving the withholding of shares of Common Stock with a Fair Market Value equal to the exercise price, other Awards, or any combination thereof), and the methods by which shares of Common Stock will be delivered or deemed to be delivered to holders of Options.

  (iii)
  ISOs.    The terms and conditions of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that (A) ISOs be granted only to Eligible Employees; (B) the exercise price of each ISO not be less than 100% of the Fair Market Value of the Common Stock on the date the ISO is granted; provided further, that if an ISO shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO; (C) if an ISO shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant; and (D) to the extent that the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock with respect to which ISOs granted to any Participant are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such excess portion shall be treated as a NQSO.

  (c)
  SARs.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

  (i)
  Number of Shares, Exercise Price and Nature.    The Committee shall determine at the time an Award of SARs is granted, (A) the number of SARs subject to the Award, (B) the exercise price of such SARs, which shall be no less than the Fair Market Value of the Common Stock on the date the SAR is granted, and (C) whether such SAR is free-standing or in tandem with an Option or other Award.

  (ii)
  Other Terms.    The Committee shall determine, at the time of grant of a SAR or thereafter, the time or times at which the SAR may be exercised in whole or in part (provided, however, that no SAR granted in tandem with an Option may be exercised later than the expiration, cancellation, forfeiture or other termination of such Option), the method of exercise, the method of settlement, the form of consideration to be paid upon exercise (which may consist of cash, shares of Common Stock (which may, but need not be, Restricted Shares) or other property), the method by which shares of Common Stock or other consideration will be delivered or deemed to be delivered to the holder of the SAR, and all other terms and conditions of the SAR. Unless the Committee determines otherwise, a SAR (a) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (b) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

  (d)
  Restricted Shares.    The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

  (i)
  Issuance and Restrictions.    Restricted Shares shall be issued to a Participant upon payment of consideration by the Participant if any, as the Committee shall determine at the date of grant, and during the restriction period established by the Committee (the "Restriction Period") shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. The performance criteria may be of various types, may differ as to various Participants or classes or categories of Participants, and may include the attainment of certain performance criteria by the individual Participants, the Company, a department or division of the Company and/or a group or class of Participants.

  (ii)
  Forfeiture.    Except as otherwise determined by the Committee at the date of grant or thereafter, in the event a Participant ceases employment during the Restriction Period or in the event performance criteria attributable to an Award of Restricted Shares, if any, are not achieved, Restricted Shares on such shares shall be forfeited.

    (iii)
    Certificates for Shares.    Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. Except to the extent otherwise set forth in the applicable Award Agreement, if certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the restrictions and other terms and conditions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate, together with a stock power or other instrument of assignment endorsed in blank, until the completion of the Restriction Period and the satisfaction of all performance criteria, if any.

    (iv)
    Stockholder Rights.    Except to the extent otherwise set forth in the applicable Award Agreement, a Participant granted Restricted Shares shall have all of the rights of a stockholder of the Company, including, without limitation, the right to vote the Restricted Shares and the right to receive dividends thereon. Notwithstanding the foregoing, as determined by the Committee and set forth in an applicable Award Agreement, dividends paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment until the lapsing of the restrictions and risk of forfeiture of the underlying Restricted Shares, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividend. Shares of Common Stock distributed in connection with a stock split or stock dividend, and all other property distributed as a dividend, if any, shall, to the extent distributed with respect to Restricted Shares, be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

  (e)
  Restricted Share Units.    The Committee is authorized to grant Restricted Share Units to Participants, subject to the following terms and conditions:

  (i)
  Award and Restrictions.    Delivery of shares of Common Stock or cash, as the case may be, will occur upon expiration of the Restriction Period specified for Restricted Share Units by the Committee; provided, that in all events payment shall be made no later than 2 1/2 months after the calendar year in which lapsing of the Restriction Period occurs, except as otherwise permitted under Section 409A of the Code and set forth in an applicable Award Agreement. In addition, Restricted Share Units shall be subject during such Restriction Period to such restrictions on transfer and other restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), which restrictions may lapse at such time, separately or in combination, in installments or otherwise, as the Committee may determine.

  (ii)
  Forfeiture.    Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable Restriction Period, or upon failure to satisfy any other condition precedent to the delivery of shares of Common Stock or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to restriction shall be forfeited.

  (iii)
  The Award Agreement for Restricted Share Units will be in the form attached to this Plan as Exhibit I or in such other form as may be approved by the Committee.

  (f)
  Performance Awards.    The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

  (i)
  Number of Performance Shares, Performance Period and Performance Criteria.    Upon grant of a Performance Award, the Committee shall determine (a) the nature, length and starting date of the performance period for such Performance Award ("Performance Period"), (b) the performance criteria to be used in valuing the Performance Award and determining the extent to which such Performance Award has been earned, and (c) the number of shares of Common Stock ("Performance Shares") (which may, but need not, be Restricted Shares), the range of dollar values or a combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant performance criteria for such Performance Award are achieved.

          Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.

    (ii)
    Payment.    The earned portion of a Performance Award shall be made no later than 2 1/2 months after the calendar year in which the Performance Period ends, except as otherwise permitted under Section 409A of the Code and set forth in an applicable Award Agreement. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

    (iii)
    Significant Events.    If during the course of a Performance Period there shall occur significant events as determined by the Committee that the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

    (iv)
    Forfeiture.    Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, a Performance Award shall be forfeited.

  (g)
  Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Common Stock awarded purely as a "bonus" that are not subject to any restriction period or performance criteria, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with a value and payment of which is contingent upon performance of the Company or any other factor or factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(g). Payment of any Share-Based Award under this Section 5(g) shall be made in a manner that complies with Section 409A of the Code.

        6.    Certain Provisions Applicable to Awards.

  (a)
  Stand-Alone, Additional, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted to Participants either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. The per Share exercise price of any Option, the grant price of any SAR, or the purchase or settlement price of any other Award conferring a right to purchase shares of Common Stock that is granted in connection with the substitution of one or more awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be canceled to the extent of the number of shares of Common Stock as to which the Award is exercised.

  (b)
  Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, shares of Common Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, which may include provisions for the payment or crediting of interest or dividend equivalents; provided, that any such deferrals shall be made in a manner that complies with Section 409A of the Code.

  (c)
  Non-transferability.    Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. A Participant's rights under an Award and the Plan may not be pledged, mortgaged or otherwise encumbered, and shall not be subject to claims of the Participant's creditors.

  (d)
  Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.

        7.    Change of Control Provisions.

  (a)
  Cash-Out of Awards.    In the event of a Change of Control, the Committee may, in its sole discretion, provide for cancellation of outstanding Awards (whether or not vested or exercisable) at the time of the Change of Control on a Participant by Participant basis, in which case a payment of cash, property or a combination thereof, determined by the Committee in its sole discretion, shall be made to each such Participant upon the consummation of the Change of Control that is equal to the excess (if any) of the Change of Control Price over the exercise or purchase price (if any) for such Awards. If the Change of Control Price with respect to an Award is less than the exercise or purchase price for such Award, then such Award shall be deemed to have been paid in full and shall be canceled with no further payment due in respect thereof to the Participant. In the event that an Award is granted in tandem with another Award such that the Participant's right to payment for such Award is an alternative to payment of another Award, the Participant surrendering such tandem Award shall surrender all alternative Awards related thereto and shall receive that payment for the Award that produces the highest payment to the Participant. Notwithstanding the foregoing, to the extent that an Award is subject to Section 409A of the Code, payment shall be made in connection with a Change of Control as provided in the previous sentence only if such Change of Control also constitutes a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets"

    of the Company, each as determined pursuant to Section 409A of the Code, and any Award that cannot be paid upon the occurrence of the Change of Control as a result of the application of this sentence shall instead be made on the earliest permissible distribution date in accordance with Section 409A of the Code. The terms of this Section 7(a) may be varied by the Committee in any particular Award Agreement.

  (b)
  In addition to the Committee's rights under Section 7(a) above, unless otherwise provided by the Committee in an applicable Award Agreement, in the event of a Change of Control the Committee may, in its sole discretion, on a Participant by Participant basis:

  (i)
  accelerate the vesting of all outstanding Options and/or SARs issued under the Plan that remain unvested and terminate the Option and/or SAR immediately prior to the date of any such transaction, provided that the Participant shall have been given at least seven days written notice of such transaction and of the Committee's intention to cancel the Option and/or SARs with respect to all Common Stock for which the Option and/or SAR remains unexercised;

  (ii)
  fully vest and/or accelerate the Restriction Period of any Awards;

  (iii)
  terminate the Award immediately prior to any such transaction, provided that the Participant shall have been given at least seven days written notice of such transaction and of the Committee's intention to cancel the Award with respect to all Common Stock for which the Award remains unexercised or subject to restriction or forfeiture, provided further however, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change of Control, however, the actual exercise of such Option and/or SAR, or portion thereof, shall be contingent on the occurrence of a Change in Control;

  (iv)
  after having given the Participant a chance to exercise any outstanding Options and/or SARs, terminate any or all of the Participant's unexercised Options and/or SARs;

  (v)
  require that the Award be assumed by the successor corporation (which may be, without limitation, an acquiring entity that assumes the Plan) or that awards for shares or other interests in the successor corporation (which may be, without limitation, an entity that acquires the Company) with equivalent value be substituted for such Award; or

  (vi)
  take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award.

  The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.

  (c)
  Definitions of Certain Terms.    For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

  (i)
  "Change of Control" means, and a Change of Control shall be deemed to have occurred, if:

              (A)  Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company, any Principal Stockholder (as defined below), any "person" who on the Effective Date was a director or officer of the Company, any trustee or other fiduciary holding Common Stock under an employee benefit plan of the Company or a Subsidiary, or any corporation which is owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than fifty percent (50%) of the then outstanding voting stock of the Company; or

              (B)  During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period (or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board; or

              (C)  The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, and such merger or consolidation is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) more than fifty percent (50%) of the combined voting power of the voting stock of the Company or such surviving entity or acquiring entity outstanding immediately after such merger or consolidation; or

              (D)  The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets to an entity that is not wholly-owned by the Company and such liquidation or sale or disposition of all or substantially all of the Company's assets is consummated.

              As used in this Plan "Principal Stockholders" means, collectively, Quadrangle Group LLC, Quadrangle Capital Partners LP, Quadrangle Capital Partners—A LP and Quadrangle Select Partners LP (collectively "Quadrangle"), Monarch Alternative Capital LP, Monarch Debt Recovery Master Fund Ltd and Monarch Opportunities Master Fund Ltd (collectively "Monarch") and any affiliate or related funds of Quadrangle or Monarch. As used in the Plan, "voting stock" means any securities of the Company (including any successor entity, which may be an acquiring entity) that carry the right to vote generally in the election of directors.

    (ii)
    "Change of Control Price" means, with respect to a share of Common Stock, the price per share of Common Stock received or to be received by other stockholders of the Company in the Change of Control transaction, as determined by the Committee, or, if the Committee in its sole discretion deems it to be appropriate, the Fair Market Value of a share of Common Stock as of the date of the Change of Control; provided, however, that, in the case of ISOs and SARs, unless the Committee determines otherwise, the Change of Control Price will be based only on the fair market value of the Common Stock, as determined by the Committee, on the date which the Options or SARs are cashed out.

        8.    General Provisions.

  (a)
  Compliance with Legal and Trading Requirements.    The Plan, the grant, exercise and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required by applicable law. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such stock exchange or market system listing or registration or qualification of such shares of Common

    Stock under applicable securities laws or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any shares of Common Stock under federal or state securities laws.

  (b)
  No Right to Continued Employment or Service.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, officer, director or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any such employment or service at any time.

  (c)
  Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

  (d)
  Changes to the Plan and Awards.    The Board may amend or otherwise alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan as the Board deems advisable without the consent of stockholders of the Company or Participants except as may be otherwise required by applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act and Sections 162(m)(4)(c) and 422 of the Code and the regulations thereunder; provided, however, no such amendment or other alteration, suspension, discontinuation or termination of the Plan may impair the rights of the holder of an outstanding Award without the consent of such holder.

  (e)
  Compliance with Section 409A of the Code.    Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) or an exemption to Section 409A, so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

  (f)
  No Rights to Awards; No Stockholder Rights.    No person shall have any right or claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of eligible persons and Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company.

  (g)
  Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  (h)
  Non-exclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as the Board may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  (i)
  Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

  (j)
  No Fractional Shares of Common Stock.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Cash shall be paid in lieu of such fractional shares.

  (k)
  Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.

  (l)
  Effective Date; Time Limitation on Future Grants, Plan Termination.    The Plan shall become effective as of June 4, 2008, (the "Effective Date"), subject to approval of the Plan by the Company's stockholders. No Award shall be granted under the Plan after the 10th anniversary of the Effective Date. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

  (m)
  Titles and Headings.    The titles and headings of the Sections and subsections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Exhibit I

PROTECTION ONE, INC.

  [INITIAL GRANT EFFECTIVE DATE]

  Re:
  Grant of Restricted Share Units

Dear                                    :

        Protection One, Inc., a Delaware corporation (the "Company"), is pleased to advise you that, pursuant to the Company's 2008 Long-Term Incentive Plan, as amended (the "Plan") [and director compensation program], the Company has granted to you an award of                                    restricted share units (the "Restricted Units") under the Plan, effective as of the date set forth above (the "Date of Grant"), subject to the terms and conditions set forth herein. Certain capitalized terms used herein are defined in Section 10 below. Any capitalized terms used herein and not defined herein have the meanings set forth in the Plan.

        1.    Issuance of Restricted Units.    The Restricted Units shall be awarded to you as of the Date of Grant. Each Restricted Unit in intended to be equivalent in value to one share of Common Stock and shall entitle you to receive from the Company on each Vesting Date (as defined herein) one share of Common Stock for each Restricted Unit that vest on such date.

        2.    Vesting of Restricted Units.

        (a)   [One-fourth (1/4)] of the Restricted Units shall vest and convert into shares of Common Stock on each anniversary of the Date of Grant (each such date, a "Vesting Date"); provided, however, that any and all unvested Restricted Units shall be immediately forfeited in the event that you cease to serve as [a member of the Company's Board for any reason].

        (b)   Notwithstanding the foregoing or any other provision hereof to the contrary (except as provided in this Section 2), unless the Committee elects to cash-out all of the outstanding Restricted Units pursuant to Section 7(a) of the Plan, in the event there is a Change of Control prior to the outstanding Restricted Units becoming fully vested, then any outstanding unvested Restricted Units shall be fully vested, and all outstanding Restricted Units shall automatically be deemed converted into shares of Common Stock, effective immediately prior to the Change of Control.

        3.    Dividends.    You shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock underlying each Restricted Unit; provided that, if any such dividends or distributions are paid in shares of Common Stock, you shall instead receive a number of additional restricted share units equal to the number of shares of Common Stock you would otherwise have received as a dividend; and provided further that, such additional restricted share units shall be subject to the same provisions of this Grant Agreement (including, without limitation, the vesting, forfeiture restrictions and restrictions on transferability provisions) as apply to the Restricted Units with respect to which they relate. Any cash payments under this Section 3 and any distributions of additional restricted share units under this Section 3 shall be made no later than two and one-half (2 1/2) months after the end of the calendar year in which the dividends or distributions are paid to the stockholders of Common Stock.

        4.    Rights as Stockholder.    Except as provided in Section 3 above, you shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Units. Upon the conversion of the Restricted Units into shares of Common Stock, you shall obtain full voting and other rights as a stockholder of the Company.

        5.    Stock Certificates.    On or after the date the Restricted Units become nonforfeitable in accordance with Section 2 above (the "Delivery Date"), you shall receive stock certificates (the "Certificates") or evidence of a book entry on the records of the Company evidencing the conversion of Restricted Units into shares of Common Stock for consideration consisting of service as a [member of the Company's Board prior to such conversion]. Certificates representing the unrestricted shares of Common Stock or evidence of a book entry on the records of the Company will be delivered to you as soon as reasonably practicable, but in no event latter than two and one-half (2 1/2) months after the end of the calendar year in which the Restricted Units become nonforfeitable.

        6.    Withholding of Taxes.

        (a)    Participant Election.    Unless otherwise determined by the Committee, you may elect to deliver shares of Common Stock (or have the Company withhold shares of Common Stock deliverable upon vesting of the Restricted Units) to satisfy, in whole or in part, the amount, if any, the Company is required to withhold for taxes in connection with the award of the Restricted Units or other securities pursuant to this Grant Agreement. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

        (b)    Company Requirement.    The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the award of the Restricted Units or other securities pursuant to this Grant Agreement.

        7.    Transferability of Restricted Unit.    Restricted Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Units be made subject to execution, attachment or similar process.

        8.    Conformity with Plan.    The Restricted Units are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Grant Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Grant Agreement, you acknowledge your receipt of this Grant Agreement and the Plan and agree to be bound by all of the terms of this Grant Agreement and the Plan.

        9.    Rights of Participants.    Nothing in this Grant Agreement shall in any way confer upon you any right to continue as [a director] of, or in the performance of other services for, the Company or any subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. Nothing in this Grant Agreement shall confer upon you any right to be selected again as a Participant, and nothing in the Plan or this Grant Agreement shall provide for any adjustment to the number of Restricted Units upon the occurrence of subsequent events except as provided in the Plan.

        10.    Certain Definitions.    For the purposes of this Grant Agreement, the following terms shall have the meanings set forth below:

  "Grant Agreement" means this letter agreement, dated as of the Date of Grant, between you and the Company, as the same may be amended or restated from time to time.

        11.    Amendment or Substitution of Restricted Units.    The terms of the Restricted Units may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate; provided that, no such amendment shall adversely affect in a material manner any of your rights under this Grant Agreement without your written consent.

        12.    Relation to Other Benefits.    Any economic or other benefit to you under this Grant Agreement or the Plan shall not be taken into account in determining any benefits to which you may be entitled under any retirement or other benefit or compensation plan maintained by the Company or any subsidiary.

        13.    Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Grant Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

        14.    Severability.    Whenever possible, each provision of this Grant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Grant Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Grant Agreement.

        15.    Counterparts.    This Grant Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Grant Agreement.

        16.    Descriptive Headings.    The descriptive headings of this Grant Agreement are inserted for convenience only and do not constitute a part of this Grant Agreement.

        17.    Governing Law.    THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS GRANT AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

        18.    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Grant Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address specified in this Grant Agreement and to the Company at 4221 West John Carpenter Freeway, Irving, Texas 76053, Attn: General Counsel, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        19.    Entire Agreement.    This Grant Agreement and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your grant of the Restricted Units.

*        *        *        *        *

Signature Page to Restricted Share Units Award Agreement

        Please execute the extra copy of this Grant Agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this Grant Agreement.

Very truly yours, PROTECTION ONE, INC.
By:

Name:

Title:

Enclosures:	1.	Extra copy of this Grant Agreement
	2.	Copy of the Plan attached hereto as Exhibit A

        The undersigned hereby acknowledges having read this Grant Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of	GRANTEE
Name:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
INFORMATION STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 2 APPROVAL OF THE PROTECTION ONE, INC. 2008 LONG-TERM INCENTIVE PLAN
ADDITIONAL INFORMATION
  Appendix A
PROTECTION ONE, INC. 2008 LONG-TERM INCENTIVE PLAN